                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. )

   Filed by the registrant [x]

   Filed by a party other than the registrant [ ]

   Check the appropriate box:

   [x] Preliminary proxy statement.       [ ]   Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

   [ ] Definitive proxy statement.

   [ ] Definitive additional materials.

   [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                    INNOVATIVE GAMING CORPORATION OF AMERICA

                (Name of Registrant as Specified in Its Charter)



     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [ ]  No fee required.

     [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


     (2)  Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          $7,215,553.76 based on consideration of 7,005,392 common shares valued at $1.03 per share


     (4)  Proposed maximum aggregate value of transaction:

           $7,215,553.76

     (5)  Total fee paid:

          $1,443.11

     [ ]   Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    INNOVATIVE GAMING CORPORATION OF AMERICA
                            333 Orville Wright Court
                             Las Vegas, Nevada 89119

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                    [ ], 2001

To the Shareholders of Innovative Gaming Corporation of America:

     Please take notice that a special meeting of the shareholders of Innovative Gaming Corporation of America will be held, pursuant to due call by the board of directors of IGCA, at IGCA's offices at 333 Orville Wright Court, Las Vegas, Nevada, on [ ], 2001, at 9:00 a.m. local time, or at any adjournment or postponement thereof, for the following purposes:

     1. To consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of October 12, 2000, by and between Xertain, Inc., a Delaware corporation, IGCA, and IGCA Acquisition Corp., a Minnesota corporation and wholly owned subsidiary of IGCA, as amended by Amendment No. 1 to the Agreement and Plan of Merger dated as of December 20, 2000 (as amended, the "MERGER AGREEMENT"), pursuant to which (a) Xertain will be merged with and into IGCA Acquisition Corp. (the "MERGER"), and (b) all outstanding shares of Xertain capital stock will be converted into the right to receive a pro rata share of 7,005,392 shares of IGCA common stock, as adjusted pursuant to the terms of the merger agreement. This proposal is referred to in the accompanying Proxy Statement as the "merger proposal"; and

     2. To transact any other business that may properly come before the special meeting or any adjournments thereof.

     The terms of the merger agreement are described in detail in the accompanying Proxy Statement and the appendices thereto, which form a part of this Notice. A copy of the merger agreement (including the Agreement and Plan of Merger and Amendment No. 1 to Agreement and Plan of Merger) is attached to the Proxy Statement as APPENDIX A. To ensure that your vote will be counted, please complete, date, and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the special meeting. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it is voted at the special meeting.

     Pursuant to due action of IGCA's board of directors, shareholders of record on [ ], 2001 will be entitled to vote at the special meeting or any adjournments thereof. Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of IGCA common stock outstanding on this date.

     A PROXY FOR THE MEETING IS ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY IGCA'S BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors


Roland M. Thomas
Chief Executive Officer

[ ], 2001

                    INNOVATIVE GAMING CORPORATION OF AMERICA
                            333 Orville Wright Court
                             Las Vegas, Nevada 89119

                           --------------------------

                                 PROXY STATEMENT
                           --------------------------

                   SPECIAL MEETING OF SHAREHOLDERS TO BE HELD
                                    [ ], 2001

                         VOTING AND REVOCATION OF PROXY

     This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Innovative Gaming Corporation of America (hereinafter referred to as "IGCA") to be used at the special meeting of the shareholders to be held at IGCA's offices at 333 Orville Wright Court, Las Vegas, Nevada, on [ ], 2001, at 9:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of meeting.

     The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to shareholders was [ ], 2001. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to IGCA in writing, in open meeting or by executing and delivering a new proxy to the Secretary of IGCA. Unless so revoked, the shares represented by each proxy will be voted at the meeting and at any adjournments thereof. Presence at the meeting of a shareholder who has signed a proxy does not alone revoke that proxy. Only shareholders of record at the close of business on [ ], 2001 will be entitled to vote at the meeting or any adjournments thereof.

FORWARD-LOOKING STATEMENTS

     This Proxy Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act. All statements regarding IGCA, Xertain, or the combined company's expected future financial position, business strategy, projected costs and plans, and objectives of management for future operations are forward-looking statements. Although IGCA and Xertain believe that their respective expectations reflected in such forward-looking statements are based on reasonable assumptions, no assurance can be given that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements herein include, among others, the factors set forth under the caption "risk factors," general economic and business and market conditions, changes in federal laws, increased competitive pressure in the combined company's industry, costs, or the ability of IGCA and Xertain to achieve the goals described under the caption "The Merger."

                                TABLE OF CONTENTS

SUMMARY ...................................................................    1
      The Companies .......................................................    1
      The Special Meeting .................................................    1
      Board Recommendation to IGCA Shareholders; Reason for the Merger ....    1
      Shareholder Vote Required to Approve the Merger .....................    1
      Risk Factors ........................................................    1
      The Merger  .........................................................    2
      Market Price Information ............................................    3
SELECTED HISTORICAL FINANCIAL DATA FOR IGCA ...............................    4
SELECTED HISTORICAL FINANCIAL DATA FOR XERTAIN ............................    5
SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA ......................    6
COMPARATIVE PER SHARE DATA ................................................    7
MARKET PRICE INFORMATION ..................................................    8
RISK FACTORS ..............................................................    9
THE SPECIAL MEETING .......................................................   15
      Date, Time and Place of Special Meeting .............................   15
      Matters for Consideration ...........................................   15
      Record Date; Quorum .................................................   15
      Votes Required ......................................................   15
      Share Ownership of Management and Certain Shareholders ..............   15
      Voting and Revocation of Proxies ....................................   15
      Solicitation of Proxies and Expenses ................................   16
THE MERGER ................................................................   17
      General .............................................................   17
      Background of the Transaction .......................................   17
      Recommendation of IGCA's Board of Directors; Reasons for the Merger .   18
      Interests of Certain Persons in the Merger ..........................   18
      Completion and Effectiveness of the Merger ..........................   19
      Material Federal Income Tax Consequences of the Merger ..............   19
      Anticipated Accounting Treatment ....................................   19
      Regulatory Approvals ................................................   19
THE MERGER AGREEMENT ......................................................   19
      Terms of the Merger .................................................   19
      Effective Time ......................................................   19
      Merger Consideration ................................................   20
      Exchange of Xertain Common Shares ...................................   20
      Representations and Warranties ......................................   20
      Certain Covenants ...................................................   21
      Conditions ..........................................................   22
      Termination and Remedies ............................................   23
      Survival; Indemnification ...........................................   24
      Miscellaneous .......................................................   24
BENEFICIAL OWNERSHIP OF IGCA ..............................................   25
HISTORICAL FINANCIAL STATEMENTS OF XERTAIN ................................   26
      Balance Sheets of Xertain ...........................................   26
      Consolidated Statements of Operations of Xertain ....................   27
      Consolidated Statements of Cash Flow of Xertain .....................   29
      Consolidated Statements of Shareholders' Equity of Xertain ..........   28
UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS ........................   40
      Pro Forma Combined Income Statement .................................   40
      Pro Forma Combined Balance Sheet ....................................   40

DESCRIPTION OF IGCA BUSINESS ..............................................   41
DESCRIPTION OF XERTAIN BUSINESS ...........................................   43

OTHER MATTERS .............................................................   44
      Independent Accountants .............................................   44
      Beneficial Ownership Reporting Compliance with Section 16(a) of
            the Securities Exchange Act of 1934 ...........................   44
WHERE YOU CAN FIND MORE INFORMATION .......................................   45
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ...........................   45
PROPOSALS OF SHAREHOLDERS .................................................   46

                                SUMMARY

The following summary highlights aspects of the merger we believe are important to you. To better understand the merger agreement and the merger, and for a more complete description of its terms, you should carefully read this entire document and the documents to which we have referred you. See "Where You Can Find More Information" on page 32. References in this Proxy Statement to "IGCA," "Company," "we," "us," and "our," refer to Innovative Gaming Corporation of America and its subsidiaries, unless the context otherwise requires.


THE COMPANIES

INNOVATIVE GAMING CORPORATION OF AMERICA, INC.
333 Orville Wright Court
Las Vegas, Nevada 89119
(702) 614-7199

IGCA is a Minnesota corporation which currently develops, manufactures, and distributes gaming machines. IGCA was formed in 1991 to develop, manufacture, market, and distribute group participation and other specialty gaming machines. The Company manufactures, markets, and distributes BJ Blitz(TM), Hot Shot Dice(TM), Lightning Strike Roulette(TM), Supersuits Progressive
Blackjack(TM), Bonus Streak(TM), and Mythical Reels(TM) to certain gaming markets worldwide. Since inception, IGCA has focused most of its resources on the development of games, the regulatory approval process, and the sale and installation of its games. IGCA has begun to expand and diversify its product line by developing and marketing single-player games such as Bonus Streak and Mythical Reels, and has also developed a new series of video slot machines which incorporate a unique PC platform operating system. IGCA distributes its products directly and through distributors, primarily on a cash sales basis.

IGCA ACQUISITION CORP.
333 Orville Wright Court
Las Vegas, Nevada 89119
(702) 614-7199

IGCA Acquisition Corp. is a wholly owned subsidiary of IGCA. IGCA Acquisition Corp. was formed for the purpose of entering into a business combination transaction with Xertain and has not carried on any activities other than in connection with the acquisition of Xertain.

XERTAIN, INC.
333 Orville Wright Court
Las Vegas, Nevada, 89119
(702) 614-7199.

Xertain is a private Delaware corporation primarily engaged in operating, developing, manufacturing, and marketing high-tech based casino-gaming applications and technologies to compete in the market for PC-based gaming machines.

THE SPECIAL MEETING (SEE PAGES 15 - 16)

The special meeting will be held at IGCA's corporate headquarters located at 333 Orville Wright Court, Las Vegas, Nevada 89119 on [__________], 2001 at 9:00 a.m., local time for the purpose of voting on a proposal to approve the merger transaction described in the Proxy Statement.

RECOMMENDATION OF IGCA'S BOARD OF DIRECTORS; REASONS FOR THE MERGER
(SEE PAGE 18)

The board of directors of IGCA has determined that the merger agreement and merger are fair to, and in the best interest of, IGCA and its shareholders, has approved the merger agreement and merger and recommends that shareholders approve the merger proposal.

In determining whether to approve the merger agreement and merger, and to recommend that shareholders approve the merger proposal, the board of directors considered a number of factors, as more fully described under "THE MERGER - Background of the Transaction," and "THE MERGER - IGCA's Reasons for the Merger and Board Recommendation."

SHAREHOLDER VOTE REQUIRED TO APPROVE THE MERGER (SEE PAGE 15)

To approve the merger proposal, the holders of at least a majority of the outstanding shares of IGCA's common stock on the record date must vote in favor of the merger proposal.

RISK FACTORS (SEE PAGES 9-14)

This Proxy Statement includes, or incorporates by reference, certain additional factors related to the operations and strategies of IGCA generally and the merger and the merger's effects on IGCA specifically. We urge shareholders to read carefully the section entitled "Risk Factors" beginning on page 9. You should also review the factors considered by our board of directors. See "THE MERGER - Reasons for the Merger" beginning on page 18.

THE MERGER (SEE PAGES 17 - 19)

COMPLETION OF THE MERGER; STRUCTURE OF THE MERGER

On October 12, 2000, Xertain issued 979,378 shares of its common stock, $.01 par value per share, to IGCA Acquisition Corp. in exchange for 1,091,820 shares of IGCA common stock. The shares exchanged at this initial closing represent 9.9% of the then issued and outstanding shares of common stock of IGCA and Xertain, respectively (after giving effect to the issuance of these shares by IGCA and Xertain). Subject to the satisfaction of the remaining conditions to the merger, and as soon as practicable after the merger proposal is approved:

- IGCA will acquire, by means of merger of Xertain with and into IGCA Acquisition Corp., all of the outstanding shares of Xertain capital stock;

- IGCA Acquisition Corp. will be the surviving corporation in the merger and will continue to be a wholly owned subsidiary of IGCA;

- IGCA will issue to each holder of Xertain capital stock (other than IGCA and IGCA Acquisition Corp.), a pro rata share of 7,005,392 shares of IGCA common stock, plus one additional share of IGCA common stock for each share that has been issued upon conversion of IGCA convertible preferred stock between October 12, 2000, and the effective time of the merger; and

- As a result of this issuance of IGCA common stock, holders of Xertain shares will hold approximately 45% of the outstanding common stock of IGCA following the merger.

The merger agreement, as amended, is attached as ANNEX A to this Proxy Statement. We encourage you to read this document carefully as it is the legal document that governs the merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER
(SEE PAGE 18)

Certain officers and directors of IGCA and Xertain may have interests in the merger that are different from or in addition to your interests as a shareholder. For example, Roland M. Thomas, Steve Peterson and Thomas Foley, each a director and/or executive officer of IGCA, are also shareholders of Xertain. Furthermore, Mr. Thomas is a also director and executive officer of Xertain. See "THE MERGER - Interests of Certain Persons in the Merger."

CONDITIONS TO THE MERGER (SEE PAGES 22 - 23)

Before we can complete the merger, a number of conditions must be met, including the following:

-    the approval of the merger by the vote of IGCA shareholders;

-    the absence of any law, court order, or injunction prohibiting the merger;

- the receipt by IGCA and Xertain of all material third-party contractual consents; and

- the absence of any events that could reasonably be expected to have any material adverse effect on the business, assets, prospects, condition (financial or otherwise), liabilities, or the results of operations of IGCA or Xertain.

See "THE TRANSACTION AGREEMENTS - The Merger Agreement - Conditions to the Merger," and "THE TRANSACTION AGREEMENTS - The Merger Agreement - Additional Conditions to Obligations of Purchaser to the Merger."

NO SOLICITATION (SEE PAGE 21 - 22)

IGCA has agreed that it will not initiate any discussions regarding a business combination with any other party while the merger agreement is in effect.

TERMINATION OF THE MERGER AGREEMENT
(SEE PAGE 23 - 24)

Both IGCA and Xertain can mutually agree to terminate the merger agreement before the merger is completed, and either of IGCA or Xertain can terminate the merger agreement if any of the following occurs:

- The merger is not completed by March 31, 2001, subject to certain limitations;

- the required approval of the merger proposal by IGCA shareholders is not obtained; or

-    a court or other governmental authority permanently prohibits the merger.

IGCA can terminate the merger agreement under certain circumstances, including if:

- Xertain breaches, in any material respect, any of its representations, warranties, or covenants as set forth in the merger agreement, which breach is not cured; or

- the Xertain board of directors withdraws or modifies its approval or recommendation of the merger in such a way that it is adverse to IGCA, or fails to reconfirm its approval or recommendation of the merger after being asked to do so, or recommends certain competing business combinations.

Xertain can terminate the merger agreement under additional circumstances, including if:

- IGCA breaches, in any material respect, any of its representations, warranties, or covenants as set forth in the merger agreement, which breach is not cured; or

- the IGCA board of directors withdraws or modifies its approval or recommendation of the merger in such a way that it is adverse to Xertain, or fails to reconfirm its approval or recommendation of the merger after being asked to do so, or recommends certain competing business combinations.

TERMINATION FEE (SEE PAGE 24)

The merger agreement requires IGCA to pay Xertain a termination fee of $350,000 if the merger agreement is terminated under certain circumstances following IGCA awareness of a competing takeover proposal for IGCA.

CERTAIN FEDERAL INCOME-TAX CONSIDERATIONS OF THE MERGER (SEE PAGE 19)

Pursuant to the merger agreement, IGCA will acquire Xertain in exchange for approximately 45% of the outstanding common stock of IGCA. For federal income-tax purposes, no gain or loss will be recognized by IGCA or IGCA shareholders as a result of the merger.

ACCOUNTING TREATMENT

The merger will be accounted for using the pooling method of accounting.

MARKET PRICE INFORMATION (SEE PAGE 8)

Shares of our common stock are quoted on the Nasdaq Small Cap under the symbol "IGCA." On February 12, 2001, the most recent practicable date prior to the printing of this Proxy Statement, the last sale of IGCA common stock reported on the Nasdaq Small Cap Market was $1.0469 per share. We urge you to obtain current market quotations.

                   SELECTED HISTORICAL FINANCIAL DATA FOR IGCA


     The following selected historical financial data for each of the years ended December 31, 1999, December 31, 1998, December 31, 1997, December 31, 1996 and December 31, 1995 have been derived from IGCA's audited consolidated financial statements. The selected historical financial data for the nine month periods ended September 30, 2000 and September 30, 1999 have been derived from IGCA's unaudited consolidated financial statements. This information is only a summary and should be read together with IGCA's historical financial statements and related notes contained in its Annual Reports on Form 10-K and other information that has been filed with the SEC and incorporated by reference.


                                                                                                          For the
                                                                                                        Nine months
                                                                                                          ending
                                                For the Years Ended December 31,                         September 30,
                                    -------------------------------------------------------      ------------------------
                                      1995        1996        1997        1998        1999          1999            2000
                                    -------      ------      ------      ------     -------      ---------        -------
                                                          (Dollars in thousands, except per share data)
Income Statement Data:

  Net Sales                           6,352       2,664      10,292       8,509       4,026          2,162         5,933

  Gross Profit                        1,589         529       3,103       1,375      (4,605)        (1,342)        2,562

  Net earnings (loss) from
   operations                        (2,765)     (6,592)     (2,182)     (4,444)    (12,729)        (6,277)         (801)

  Net earnings (loss)                (2,114)     (6,899)     (1,935)     (4,338)    (12,876)        (6,350)       (1,042)

  Net earnings (loss) per
   common share                       (0.38)      (1.09)      (0.43)      (0.63)      (1.80)         (0.91)        (0.17)

Balance Sheet Data:

  Total Assets                       18,929      15,256      18,461      17,093       8,058          8,058         6,447

  Long-term obligations                   0           0         509         856       3,131          3,131         2,874

                 SELECTED HISTORICAL FINANCIAL DATA FOR XERTAIN


     The following selected historical financial data for the five week period from inception until December 31, 1999 has been derived from Xertain's unaudited financial statements. The selected historical financial data for the nine month period ended September 30, 2000 has been derived from Xertain's unaudited financial statements. This information is only a summary and should be read together with Xertain's historical financial statements and related notes included on pages 26 to 39.


                                                                                      Nine months ending(1)
                                                          December 31,                    September 30,
                                                              1999                            2000
                                                          ------------                ---------------------
                                                            (Dollars in thousands, except per share data)
Income Statement Data:

  Net Sales                                                     0                                0

  Gross Profit                                                  0                                0

  Net earnings (loss) from operations                           0                             (827)

  Net earnings (loss)                                           0                             (645)

  Net earnings (loss) per common share                       0.00                           (38.51)

Balance Sheet Data:

  Total Assets                                                 13                              797

  Long-term obligations                                         0                            1,161

------------------

(1) Xertain was incorporated November 29, 1999 and accordingly, there is no comparable period for nine months ending September 30, 1999.

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The following selected unaudited pro forma combined financial data has been derived from and should be read with the Unaudited Pro Forma Condensed Combined Financial Statements and related noted on page 40. This information is based on the historical condensed balance sheets and related consolidated statements of income of IGCA and Xertain giving effect to the merger using the pooling method of accounting for business combinations. The following pro forma information is based on preliminary estimates, available information and certain assumptions, and may be revised as additional information becomes available. This information is for illustrative purposes only. The companies may have performed slightly differently has they been combined. The selected unaudited pro forma financial data may not be indicative of what the combined company will experience after the merger.


                                                                                                         Nine months ending(1)
                                                   Years ending December 31,                                 September 30,
                                -----------------------------------------------------------           -------------------------
                                 1995          1996         1997         1998         1999             1999               2000
                                ------        ------       ------       ------       ------           ------             ------
                                                       (Dollars in thousands, except per share data)
Income Statement Data:

  Net Sales                      6,352         2,664       10,292        8,509        4,026            2,897             5,933

  Gross Profit                   1,589           529        3,103        1,375       (4,605)          (1,342)            2,562

  Net earnings (loss) from
   operations                   (2,765)       (6,592)      (2,182)      (4,444)     (12,729)          (6,277)           (1,628)

  Net earnings (loss)           (2,114)       (6,899)      (1,935)      (4,338)     (12,876)          (6,544)           (1,687)

  Net earnings (loss) per
   common share                   (.38)        (1.09)       (0.43)       (0.63)       (1.80)           (0.91)            (0.10)

Balance Sheet Data:

  Total Assets                  18,929        15,256       18,461       17,093        8,071            8,058             7,244

  Long-term obligations              0             0          509          856        3,131            3,131             4,035

------------------

(1) Xertain was incorporated November 29, 1999 and accordingly, there is no comparable period for the nine months ending September 30, 1999

                  COMPARATIVE UNAUDITED PER COMMON SHARE DATA


     Set forth below are the net income, cash dividends and book value per common share data separately for IGCA and Xertain on a historical basis and for IGCA (post-merger) on a pro forma combined basis and on a pro forma combined basis per Xertain equivalent share. The net income, cash dividends and book value per common share data on a pro forma combined basis per IGCA equivalent share assumes an exchange ratio for the business combination of 1.227 to 1.

     The IGCA pro forma data was derived by combining the historical consolidated financial data of IGCA and the historical financial data of Xertain using the pooling method of accounting for business combinations as described under "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 40.

     The Xertain equivalent share pro forma information shows the effect of the merger from the perspective of an owner of Xertain common stock. The information was computed by multiplying the IGCA pro forma information by the exchange ratio of 0.815 to 1.

     The information below should be read together with the historical financial statements and related notes contained in the annual reports and other information of IGCA that have been filed with the SEC and incorporated by reference, and the historical financial statements and related notes of Xertain included on pages 26 to 39.

     The unaudited pro forma combined data below is for illustrative purposes only. The companies may have performed differently had they always been combined. This information should not be relied upon as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience after the merger.




                                                                  YEAR ENDED                NINE MONTHS ENDED
                                                               DECEMBER 31, 1999           SEPTEMBER 30, 2000
                                                               -----------------           ------------------
IGCA Historical Common Share Data:
      Net income per share.......................                    (1.80)                       (0.17)
      Cash Dividends.............................                       --                           --
      Book Value.................................                     0.36                         0.21
IGCA Pro Forma Combined per IGCA's Common Share
Data:
      Net income per share.......................                    (1.47)                       (0.15)
      Cash Dividends.............................                       --                           --
      Book Value.................................                     0.29                         0.12

Xertain Historical Common Share Data:
      Net income per share.......................                        0                       (38.49)
      Cash Dividends.............................                       --                           --
      Book Value.................................                     1.00                       (35.61)

IGCA Pro Forma Combined per Xertain Equivalent
Common Share Data:
      Net income per share.......................                    (2.21)                       (0.22)
      Cash Dividends.............................                       --                           --
      Book Value.................................                     0.44                         0.19

              NOTES TO COMPARATIVE UNAUDITED PER COMMON SHARE DATA

(1) Neither IGCA nor Xertain have declared or paid dividends since their inception.

(2) Historical book value per common share is computed by dividing total stockholders' equity by the number of common shares outstanding at the end of the period presented.

                            MARKET PRICE INFORMATION


     The common stock of IGCA trades in the over-the-counter market and has been quoted on the Nasdaq Small Cap Market since December 26, 2000 under the symbol "IGCA". Prior to that date, the common stock of IGCA was quoted on The Nasdaq National Market. The following table sets forth the high and low daily bid prices of the common stock of IGCA for the 1999 and 2000 calendar years, and the current calendar year through February 12, 2001.

                      CALENDAR YEARS AND                IGCA
                       FISCAL QUARTERS              COMMON STOCK

                                                HIGH            LOW
                                                ----            ---
                     Calendar Year 1999
                       First Quarter            1.38               1
                       Second Quarter           2.31               1
                       Third Quarter            2.72            1.50
                       Fourth Quarter           2.61            1.41
                     Calendar Year 2000
                       First Quarter            2.63            1.31
                       Second Quarter           1.81            0.56
                       Third Quarter            1.06            0.56
                       Fourth Quarter           1.03            0.44
                     Calendar Year 2001
                       First Quarter (1)        1.06            0.56

----------
(1)  Through February 12, 2001.

     IGCA has never declared or paid any cash dividends or distributions on its common stock. IGCA does not intend to pay any cash dividends on its common stock in the foreseeable future. Future declaration and payment of dividends, if any, will be determined in light of then current conditions, including IGCA's earnings, operations, capital requirements, financial condition, restrictions in financing arrangements, and other factors deemed relevant by IGCA's board of directors.

     On February 12, 2001, the most recent practicable date prior to the printing of this Proxy Statement, the last reported closing price of IGCA common stock was $1.0469 per share. WE URGE YOU TO OBTAIN CURRENT MARKET QUOTATIONS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE MERGER.

                                  RISK FACTORS

     The following risk factors should be carefully considered by IGCA shareholders when deciding whether to approve the issuance of shares of IGCA common stock in connection with the merger, and the merger itself:

RISKS ASSOCIATED WITH THE MERGER.

     If we consummate the merger, we will be subject to the following risk factors, which risk factors should be carefully considered by IGCA shareholders:

     Shares of our common stock to be issued in connection with our contemplated acquisition of Xertain, Inc. will dilute the interests of our current investors, while our inability to obtain shareholder approval for the transaction could adversely impact our operations and long-term strategic plans.

     We have entered into an agreement to acquire Xertain, Inc., a corporation of which Roland M. Thomas, our Chairman and Chief Executive Officer, serves as Chief Executive Officer. Pursuant to the terms of the agreement governing this acquisition, we have already exchanged approximately 9.9% of our outstanding common stock for 9.9% of Xertain's common stock. The final step in this acquisition, in which Xertain will be merged with and into one of our wholly-owned subsidiaries, is contingent upon the approval of our shareholders. If our shareholders approve the acquisition, we will be required to issue additional common stock to the Xertain shareholders such that the Xertain shareholders will hold approximately 45% of our outstanding common stock after the merger, which issuance will substantially dilute the interests of our current shareholders. Our failure to obtain shareholder approval for the transaction will result in Xertain continuing to operate as a separate entity, which may adversely affect our operations and our current management's strategic plans.

     IGCA is subject to regulation by various state gaming regulatory authorities and therefore must obtain the approval of these gaming regulators prior to consummating the merger.

     As a manufacturer and distributor of gaming machines, we are regulated by a number of state gaming regulatory authorities, including but not limited to the Nevada Gaming Commission. Therefore, we must obtain Nevada gaming regulatory approval before the merger can become effective if we desire to maintain our Nevada gaming license. We cannot assure you that we will be able to obtain gaming regulatory approval for the merger on a timely basis, if at all.

RISKS ASSOCIATED WITH THE COMPANY GENERALLY.

     If funds from our operations are insufficient to satisfy our cash requirements and we are unable to obtain additional financing in order to satisfy these cash requirements, we may be forced to sell our inventory at a discount, liquidate our assets, or discontinue our operations.

     We have incurred net losses of approximately $14.1 million in 1999, $4.7 million in 1998, $2.9 million in 1997 and $6.9 million in 1996. Given the relatively large fluctuations in the frequency and size of our receivables, we continue to experience significant fluctuations in our cash position. We believe that our cash and anticipated funds from operations, absent additional financing, will be adequate to fund cash requirements until through the end of 2001. If our sales forecasts do not materialize, we will require additional financing to fund further production, marketing and distribution of our products, which additional financing may not be available on terms acceptable to us. If funds from our operations and from any additional financings are insufficient to cover our liabilities, we may be required to sell our inventory at a substantial discount, liquidate all or a part of our assets, and possibly discontinuing operations. If we do obtain additional financing, any new investors may seek and obtain substantially better terms than were granted to our present investors and the issuance of additional securities in connection with these financings would result in dilution to our existing shareholders.

     Public market sales of our common stock which eligible for future sale may adversely impact the market price of our common stock and hinder our ability to obtain equity financing.

     The sale, or availability for sale, of substantial amounts of our common stock in the public market subsequent to this offering of common stock, including sales of shares pursuant to this offering and sales upon exercise of employee and director stock options and warrants, may adversely affect the prevailing market price of common stock and may impair whether we can raise additional capital by the sale of stock. If we require additional financing and are unable to raise it by selling stock, we may seek debt financing to fund our operations, which debt financing may not be available on terms acceptable to us. If we are unable to obtain the equity or debt financing we need to fund our continuing operations, we may be forced to sell our inventory at a substantial discount, liquidate all or part of our assets and possibly discontinue operations.

     If our common stock is delisted from the Nasdaq Small Cap Market, it will significantly hinder our ability to obtain financing and your ability to obtain accurate quotations as to the price of our common stock or dispose of our common stock in the secondary market.

     In order for our common stock to remain listed on The Nasdaq Small Cap Market, we must comply with the Nasdaq's continued listing requirements. These requirements mandate, among other things, that our common stock maintain a minimum closing bid price of at least $1.00 per share. The market price of our common stock has been highly volatile, due, in part, to dilution resulting from conversions of our preferred stock exerting downward pressure on our stock price. In addition, our issuing stock upon consummation of the anticipated merger with Xertain, Inc. (which remains subject to our obtaining shareholders approval) will result in further dilution and place increased downward pressure on the price of our stock price. As a result, we cannot guarantee that our common stock will maintain the minimum closing bid price required to remain listed on The Nasdaq Small Cap Market. Recent communications regarding our continued listing on The Nasdaq Small Cap Market is discussed under "Recent Developments" on page 2 of this prospectus.

     If our securities are delisted from Nasdaq, trading in our common stock could thereafter be conducted in the over-the-counter markets in the so-called "pink sheets" or the National Association of Securities Dealer's "Electronic Bulletin Board." As a result, the liquidity of our common stock would likely be impaired, not only in the number of shares which could be bought and sold, but also through delays in the timing of the transactions, reduction in the coverage of IGCA by security analysts and the news media, and lower prices for our securities than might otherwise prevail. This impaired liquidity may hinder our ability to raise additional capital to fund operations. In addition, our common stock would become subject to the rules of the Securities and Exchange Commission relating to "penny stocks." These rules require broker-dealers to make special suitability determinations for purchasers other than established customers and certain institutional investors and to receive the purchasers' prior written consent for a purchase transaction prior to sale. Consequently, these "penny stock rules" may adversely affect the ability of broker-dealers to sell our common stock and may adversely affect your ability to sell shares of our common stock in the secondary market.

     The conversion of preferred shares into shares of our common stock may significantly dilute the interests of our other investors.

     As of February 12, 2001, we had an aggregate of $6,579,500 of preferred stock issued and outstanding, the substantial majority of which converts into common stock at the lesser of $0.8125 or 70% of the average closing bid price of our common stock for the five consecutive days immediately preceding the conversion date. Because our outstanding preferred stock converts at a discount to the market price of our common stock, investors in our common stock will experience dilution if holders of these preferred shares elect to convert. Because the number of common shares issuable upon conversion of our preferred stock varies and is inversely related to the market price of our common stock, these conversions will result in greater dilution to investors the more the price of our common stock declines. For example, the following table shows the dilutive effect of a conversion of $100,000 of our Series F 6% Convertible Preferred Stock based upon assumed market prices of our common stock for the five consecutive trading days immediately preceding the conversion date of $1.00, $0.75, $0.50 and $0.25.

                     Conversion     Common Shares        % of
      Market Price   Price per     Issuable upon      Outstanding
                     Preferred       Conversion     Common Shares
                        Share                             (1)

          $1.00         $0.70          142,857           1.05%
          $0.75         $0.53          190,476           1.40%
          $0.50         $0.35          285,712           2.11%
          $0.25         $0.18          571,428           4.21%


----------
(1) As of February 12, 2001

     If the limitations placed on the conversion of our preferred stock require that we redeem shares of our Preferred Stock in cash, we may lack the funds necessary to effectuate the redemption.

     The total number of shares of common stock issuable in connection with the offering of each of the Series E, F and G preferred stock, cannot exceed 20% of the number of shares of common shares of the IGCA issued and outstanding on November 1, 2000, December 1, 2000 and January 8, 2001, respectively. Because the number of common shares issuable upon conversion of our preferred stock varies and is inversely related to the market price of our common stock, our preferred shareholders may be unable to convert all of their preferred stock into common stock because these limitations have been reached. In this event, we would be required to redeem those preferred shares in cash at 125% of their stated value, plus any accrued and unpaid dividends thereon. Detailed information regarding the terms of our preferred stock is contained in our Annuals Reports on Form 10-K and other information that has been filed with the SEC and is incorporated by reference into this prospectus.

     If we are required to redeem shares of the our Series E, F, or G preferred stock, we may, depending on the number of preferred shares we are required to redeem, lack sufficient cash to accomplish the required redemption. In that situation, we may be required to sell off our inventory at a substantial discount, liquidate all or a part of our assets and possibly discontinue our operations.

     Our operations may prove unsuccessful which would result in our continued unprofitability and may cause our stock price to fall.

     We have not generated a profitable year since the fiscal year ended July 31, 1994. Due to a variety of factors, many of which are discussed in this prospectus, we may never generate significant revenues or operate profitability. Even if we succeed in our operations as contemplated, we cannot assure a successful transition to higher volume operations. We may be unable to control our expenses, attract necessary additional personnel, or procure the capital required to maintain expanded operations. If our sales growth is ultimately unsuccessful, the results of our operations will suffer accordingly, and the market price of our stock may fall.

     If we are unable to successfully overcome the difficulties and risks associated with new and expanding businesses, our operations will suffer accordingly, and the market price of our stock may fall.

     Although our business was formed in 1991, we continue to face the risks, expenses and difficulties frequently encountered by new and expanding businesses. These risks include, but are not limited to:

     -    negative cash flow;

     - initial high development costs of new products without corresponding sales pending receipt of corporate and product regulatory approvals; and

     -    market introduction and acceptance of new products.

     We cannot guarantee that our products will be accepted in the marketplace or that we will be able to obtain the regulatory approvals we require to conduct our business. Our failure to obtain product regulatory approvals or the failure of products to be introduced and accepted into the market for gaming machines will have an adverse effect on our operations and the market price of our stock may fall accordingly.

     We are heavily dependent on the ongoing services of Mr. Roland M. Thomas, the loss of whom could have a detrimental effect on our profitability and the market price of our stock.

     Our plan of business development and our day-to-day operations rely heavily on the experience and efforts of Roland M. Thomas, our Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer. Mr. Thomas has experience in managing and guiding the business affairs of companies that operate in the gaming industry and is responsible for the development of our current business plan. The loss of Mr. Thomas could adversely affect the success of our strategic plans and the viability of our operations and, consequently, could have a detrimental effect on the market price of our stock.

     Shares of our common stock to be issued in connection with our contemplated acquisition of Xertain, Inc. will dilute the interests of our current investors, while our inability to obtain shareholder approval for the transaction could adversely impact our operations and long-term strategic plans.

     We have entered into an agreement to acquire Xertain, Inc., a corporation of which Roland M. Thomas, our Chairman and Chief Executive Officer, serves as Chief Executive Officer. Pursuant to the terms of the agreement governing this acquisition, we have already exchanged approximately 9.9% of our outstanding common stock for 9.9% of Xertain's common stock. The final step in this acquisition, in which Xertain will be merged with and into one of our wholly-owned subsidiaries, is contingent upon the approval of our shareholders. If our shareholders approve the acquisition, we will be required to issue additional common stock to the Xertain shareholders such that the Xertain shareholders will hold approximately 45% of our outstanding common stock after the merger, which issuance will substantially dilute the interests of our current shareholders. Our failure to obtain shareholder approval for the transaction will result in Xertain continuing to operate as a separate entity, which may adversely affect our operations and our current management's strategic plans.

     Pursuant to its authority to designate and issue shares of our stock as it deems appropriate, our Board of Directors may assign rights and privileges to currently undesignated shares which could adversely affect your rights as a common shareholder.

     Our authorized capital consists of 100,000,000 shares of capital stock. Our Board of Directors, without any action by the shareholders, may designate and issue shares in such classes or series (including classes or series of preferred stock) as it deems appropriate and establish the rights, preferences and privileges of such shares, including dividends, liquidation and voting rights. The issuance of these preferred shares and other classes of capital stock would result in dilution to our existing shareholders and the rights of holders of these securities may be superior to the rights granted to the holders of our common stock. In addition, our Board's ability to designate and issue such undesignated shares could impede or deter an unsolicited tender offer or takeover proposal and therefore have an adverse effect on the market value of common stock. Furthermore, the issuance of additional shares having preferential rights could adversely affect the voting power, liquidation preference and other rights of holders of common stock.

     We may not pay dividends on our common stock, in which event your only return on investment, if any, will occur on the sale of our stock.

     To date, we have not paid any cash dividends on our common stock, and we do not intend to do so in the foreseeable future. Rather, we intend to use any future earnings to fund our operations and the growth of our business. Accordingly, the only return on an investment in our common stock will occur upon its sale.

     Minnesota law may inhibit or discourage takeovers, which could reduce the market value of our stock.

Being a corporation organized under Minnesota law, we are subject to Sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act, which regulate business combinations and restrict the voting rights of shareholders in connection which certain acquisitions of a corporation's stock. These sections of the Minnesota Business Corporation Act are discussed in greater detain under "Minnesota Anti-takeover Law" on page 14 of this prospectus. By impeding a merger, consolidation, takeover or other business combination involving Innovative Gaming Corporation of America or discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of us, these regulations could adversely affect the market value of our common stock.

RISKS ASSOCIATED WITH THE GAMING-MACHINE INDUSTRY.

     If our single and multi-player games are not accepted in the competitive market for gaming machines, the results of our operations and our stock price may suffer.

     Our success as a gaming machine manufacturer and supplier is dependent upon numerous factors, including our ability to design, manufacture, market and service gaming machines that achieve player and casino acceptance while maintaining product quality and acceptable margins. In addition, we must compete against gaming equipment companies such as Aristocrat, Alliance Gaming, International Game Technology, Anchor Gaming and WMS Industries, which are among the largest and most-established suppliers of gaming machines. Many of our competitors have greater financial resources, name recognition, established service networks and customer relationships than we do and are licensed in more jurisdictions than we are. If any of these competitors, or another competitor, develops gaming machines that are similar to or compete for the same casino floor space as our gaming machines, we may be unable to compete effectively in the gaming machine market.

     In addition, the sales of our multi-player games to date have been significantly lower than we anticipated. In order to diversify and expand sales, we have begun licensing, marketing and selling single player games. If our single and multi-player games fail to be accepted by the market for gaming machines and we are otherwise unable to develop gaming machines that offer technological advantages or unique entertainment features, we will be unable to compete effectively in the competitive gaming machine market. Consequently, the results of our operations and the price of our common stock would suffer.

     As a corporation that derives revenues the gaming industry, our profitability and our potential for growth are highly dependent on many factors which are out of our control, any of which could negatively impact our operations and stock price.

     As a corporation which derives revenues from the gaming industry, our ability to grow our business and operate profitably is substantially dependent upon the expansion of the gaming industry in general and other factors that are beyond our control. These factors include, among others:

     -    the pace of development;

     -    changes in gaming regulation;

     - expansion and renovation of casinos and other forms of casino gaming in new jurisdictions; and

     -    the continued popularity of casino gaming as a leisure activity.

An adverse change in any of these political, legal and other factors may negatively impact our ability to achieve business growth and profitability projections and may consequently lead to a decrease in the market price of our common stock.

     The loss of orders or the inability to obtain new orders could cause significant fluctuations in our revenues and cash flow and adversely affect our operating results as a whole.

     Our operating results have varied substantially from quarter to quarter. Revenues in any quarter are substantially dependent on regulatory approval, receipt of orders, availability of parts and components necessary to manufacture the products, delivery and installation in that quarter. Our staffing and operating expenses are based on anticipated revenue levels, and a high percentage of our costs are fixed, in the short-term. As a result, the loss of any one order, or the failure to obtain new orders as existing orders are completed, could have a material adverse effect on, or cause significant fluctuations in, our revenues and cash flow from quarter to quarter.

     Complications with our vendor, supplier and distributor relationships could adversely affect our ability to manufacture and deliver games to our customers on a timely and consistent basis and consequently result in decreased sales.

     We are highly dependent upon our relationships with our vendors, suppliers and distributors. A significant interruption or delay in the delivery of components from our suppliers may prevent us from maintaining inventory sufficient for filling customers orders. In addition, the loss of a significant distributor may delay the delivery of our games to our customers. If we are unable to meet the needs of our customers due to these complications, our customers may turn to our competitors in the gaming machine industry, which would likely result in a decrease to our sales and in the market price of our common stock.

     We are subject to extensive government regulation which could negatively impact our business.

     The manufacture and distribution of gaming machines are subject to numerous federal, state, provincial, tribal, international and local regulations. In addition, we may also be subject to regulation as a gaming operator if we enter into lease participation agreements under which we share in the revenues generated by gaming machines. These regulations are constantly changing and evolving, and may permit additional gaming or curtail gaming in various jurisdictions in the future, which may have a material adverse impact on us. The timing and expense of obtaining gaming licenses has an affect on our ability to expand our market. Together with our key personnel, we undergo extensive investigation before each jurisdictional license is issued. Our gaming machines are subjected to independent testing and evaluation prior to approval from each jurisdiction in which we do business. Generally, regulatory authorities have broad discretion when granting, renewing or revoking these game approvals and licenses. Our failure, or the failure of any of our key personnel or gaming machines, in obtaining or retaining a required license in one jurisdiction could negatively impact our ability (or the ability of any our key personnel or gaming machines) to obtain or retain required licenses in other jurisdictions. The failure to obtain or retain a required license in any jurisdiction could have a material adverse effect on our business and the market price of our common stock.

     Regulatory authorities may require significant shareholders to submit to background investigations and respond to questions from regulatory authorities, and may deny a license or revoke our licenses based upon their findings. These licensing procedures and background investigation may inhibit potential investors from becoming significant shareholders, thereby hindering our ability to obtain the equity financing we may need to fund our continued operations. For a more complete description of the gaming regulations impacting us, you should refer to the Regulation section of our Form 10-K for the fiscal year ended December 31, 1999.

     The value of our proprietary intellectual property rights could be diminished by improper use by others, which could result in the loss of our competitive position in the gaming machine industry and adversely affect our profitability and stock price.

     Our products are technology-based and as such, we face several intellectual property risks. We believe that our proprietary software, hardware and other intellectual property are important to our success and our competitive position. We rely on a combination of patent, trade secret, copyright and trademark law, nondisclosure agreements and technical security measures to protect our rights pertaining to our products. We currently hold patents for our blackjack, craps and roulette machines. However, the actions we have taken to protect our proprietary rights may be inadequate to prevent others from imitating our products. For instance, we may not be granted patents for products that we develop in the future. Even if we are granted patents for our products, we may still be unable to prevent third parties from being able to copy or to "reverse engineer" portions of our products or to obtain and use information that we believe is proprietary.

     Although we are not aware of any infringement, we may be subject to claims from third parties alleging that we have infringed their proprietary intellectual property rights. Such claims could have a material adverse effect on our business given the costs associated with intellectual property litigation, the potential diversion of our management's resources to litigation and the risk of an injunction or other delay in the offering of our products.

                               THE SPECIAL MEETING

DATE, TIME, AND PLACE OF SPECIAL MEETING

         This Proxy Statement is being furnished to you in connection with the solicitation of proxies by IGCA from holders of IGCA's common stock for use at a special meeting to be held at the Company's offices at 333 Orville Wright Court,
Las Vegas, Nevada 89119, at 9:00 a.m. (local time) on [          ], 2001 and at
any adjournments or postponements thereof.

MATTERS FOR CONSIDERATION

         At the special meeting, IGCA shareholders will be asked to consider and vote on the merger proposal. Approval of the merger proposal by IGCA shareholders is a condition to IGCA's participation in the merger.

         THE IGCA BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, AND BELIEVES THAT THE MERGER AGREEMENT AND THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF YOU AND IGCA AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER PROPOSAL.

         Other than the merger proposal, IGCA does not expect to ask its shareholders to vote on any other matters at the special meeting.

RECORD DATE; QUORUM

         IGCA's board of directors fixed the close of business on [       ],
2001 as the record date for determination of the holders of IGCA common stock entitled to receive notice of and to vote at the special meeting. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by holders of all the outstanding shares of IGCA common stock entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting.

VOTES REQUIRED

         Each IGCA shareholder of record on the record date is entitled to one vote at the special meeting for each share of IGCA common stock held. The affirmative vote of the holders of a majority of the shares of IGCA common stock outstanding on the record date is required to approve the merger proposal.

         On the record date, there were [__________] shares of IGCA common stock outstanding and entitled to vote at the special meeting, and approximately [_____] record holders of shares of IGCA common stock.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS

         As of the close of business on the record date, Xertain and its directors and executive officers and their affiliates held [__________] shares of IGCA common stock (collectively representing [_______%] of the voting power of IGCA common stock. Xertain and its directors and executive officers have indicated that they will vote for the merger proposal.

         As of the close of business on the record date, IGCA's directors and executive officers and their affiliates may be deemed to be the beneficial owners of [__________] shares of IGCA common stock (collectively representing [_______%] of the voting power of IGCA common stock. IGCA's directors and executive officers have indicated that they will vote for the merger proposal.

VOTING AND REVOCATION OF PROXIES

         Shares of IGCA common stock represented by a proxy properly signed and received at or prior to the special meeting, unless subsequently revoked, will be voted in accordance with the instructions given therewith. IF A PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, SHARES OF IGCA COMMON STOCK REPRESENTED BY THE PROXY WILL BE VOTED FOR THE MERGER PROPOSAL.

         Abstentions may be specified with respect to the merger proposal. Shares of IGCA common stock represented at the special meeting for which proxies have been received, but with respect to which holders of shares have abstained on any matter, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

         For voting purposes at the special meeting, only shares affirmatively voted in favor of the merger proposal (including properly executed proxies not containing voting instructions) will be counted as favorable votes for that proposal. The failure to submit a proxy (or to vote in person) or the abstention from voting will have the same effect as a vote against the merger proposal.

         Under Minnesota law, shares represented by proxies that reflect "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the special meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum for the transaction of all business. Because broker non-votes will be treated as unvoted with respect to the merger proposal, they will also have the same effect as votes against that proposal.

         IGCA proxy holders may, in their discretion, vote shares to adjourn the special meeting to solicit additional proxies in favor of the merger proposal. However, shares of IGCA stock with respect to which a proxy is signed and returned indicating a vote against the merger proposal will not be so voted to adjourn.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by the filing of an instrument revoking it, by filing with IGCA's Secretary a duly executed proxy bearing a later date, prior to or at the special meeting, or by voting in person at the special meeting. All written notices of revocation and other communications with respect to revocation of IGCA proxies should be addressed to Innovative Gaming Corporation of America, 333 Orville Wright Court, Las Vegas, Nevada 89119. Attendance at the special meeting will not, without the submission of a properly completed ballot, constitute a revocation of a proxy.

         IGCA's board of directors is not currently aware of any business to be acted upon at the special meeting other than as described herein. If other matters are properly brought before the special meeting, however, then the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment subject to applicable Securities and Exchange Commission rules.

SOLICITATION OF PROXIES AND EXPENSES

         IGCA will bear all costs and expenses incurred in connection with the printing and mailing of this Proxy Statement, and will bear the cost of soliciting proxies for the special meeting. IGCA also will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding the soliciting materials to beneficial owners of IGCA common stock. Proxies are being solicited primarily by mail, but officers and directors of IGCA may also solicit proxies personally, by telephone, telecopy, telegram, or other forms of communication.

                                   THE MERGER

GENERAL

         On October 12, 2000, pursuant to the terms of the merger agreement, IGCA issued 1,091,820 shares of common stock to Xertain in exchange for Xertain's issuing 979,378 shares of Xertain common stock to IGCA Acquisition Corp. The shares exchanged at this initial closing represented 9.9% of the then issued and outstanding shares of common stock of IGCA and Xertain (after giving effect to the issuance of these shares by IGCA and Xertain).

         If approved by the IGCA shareholders, upon the terms and subject to the satisfaction of the conditions contained in the merger agreement (including without limitation the conditions referenced below under the caption "Conditions to the Merger"), Xertain will be merged with and into IGCA Acquisition Corp. IGCA Acquisition Corp. will be the surviving corporation in the merger and will continue to be a wholly owned subsidiary of IGCA.

         At the effective time of the merger, all outstanding shares of Xertain capital stock (other than the shares held by IGCA Acquisition Corp.) will be automatically converted into the right to receive a pro rata share of 7,005,392 shares of IGCA common stock, as adjusted for shares of IGCA common stock that have been issued upon conversion of IGCA convertible preferred stock between October 12, 2000 and the effective time of the merger, pursuant to the merger agreement. Between October 12, 2000 and [_____________], 2001, IGCA has issued [_______] shares of common stock upon conversion of IGCA convertible preferred stock.

BACKGROUND OF THE TRANSACTION

         Since IGCA's inception, revenues realized by the Company have generally failed to meet or exceed the costs associated with operating its business. In addition, the costs over time of obtaining the capital necessary to continue operations have become prohibitively expensive and difficult to locate. In an attempt to retain value for IGCA shareholders, IGCA began to explore strategic alternatives to the continued operation of the Company. In 1998, IGCA retained the investment banking firm of Gerald Klauer Mattison & Co., Inc. to analyze IGCA's strategic alternatives, including finding a strategic partner for the Company for a potential sale, joint venture, merger, or other form of business combination. The Company has also contacted several private entities potentially interested in acquiring IGCA's assets.

         On December 31, 1999, we executed a merger agreement with Equitex, Inc. and Equitex's subsidiary, nMortgage, Inc., which governed a contemplated merger between the Company and nMortgage in a tax-free exchange of stock. The nMortgage merger agreement required that prior to the merger, IGCA divest substantially all of its gaming-related assets. Accordingly, on February 1, 2000, we entered into an asset purchase agreement with Xertain, Inc., a private Delaware corporation located in Las Vegas, Nevada, with its primary business focused on gaming-related technologies and international manufacturing.

         Due to continued complications associated with the nMortgage transaction relating to the inadequacies of nMortgage's financial statements and a significant downturn in the internet mortgage business, IGCA's board believed it was in IGCA's best interest to formally terminate the nMortgage merger agreement on September 19, 2000 and remain in the gaming manufacturing business. Accordingly, IGCA terminated the asset purchase agreement with Xertain as of that date. Through its negotiations with Xertain, IGCA's Board became increasingly impressed with the management strength of Xertain and potential synergies between the two companies and instead entered into a merger agreement with Xertain pursuant to which IGCA would merge with Xertain in exchange for 50% of IGCA Common Stock of which 15% would be issued immediately and the remaining 35% would be issued following the receipt of approval from IGCA's shareholders. However, because of gaming regulatory issues, IGCA and Xertain amended the merger agreement. Pursuant to the terms of the Xertain merger agreement, as amended, we exchanged approximately 9.9% of our outstanding common stock for 9.9% of the common stock of Xertain. Subject to and upon our receipt of shareholder approval for the merger, in exchange for an additional 35% of IGCA's outstanding common shares, Xertain will merge with and into IGCA Acquisition Corp., a Minnesota corporation and wholly owned subsidiary of IGCA, with IGCA Acquisition Corp. being the surviving corporation in the merger. Following consummation of the merger, we will have issued shares of our common stock to the Xertain stockholders in an amount that will equal an aggregate of approximately 45% of our outstanding common shares calculated on a post-transaction basis.

         Xertain is a private Delaware corporation located in Las Vegas, Nevada, with its primary business focused on gaming-related technologies and international manufacturing. See "Description of the Xertain Business" below.

RECOMMENDATION OF IGCA'S BOARD OF DIRECTORS; REASONS FOR THE MERGER

         Our board of directors has unanimously determined that the merger is in the best interests of IGCA and its shareholders, and has approved the merger agreement and the transactions contemplated thereby. The board of directors believes that the merger offers our shareholders an opportunity to gain the experience of Xertain's management and take advantage of synergies between our business and the business of Xertain (see "Description of the Xertain Business" on page 30).

         IGCA's board of directors determined that it was preferable to proceed with the merger based upon the character and market position of IGCA, the board's perception of the ability of Xertain's management to secure financing to fund IGCA's continuing operations, and the risks associated with IGCA's operations as currently conducted, including the viability of IGCA business absent the receipt of additional financing to fund IGCA's continued operations. Other considerations leading to the decision by the IGCA board to approve the merger included:

     - the board of directors' understanding of the present and anticipated environment of the gaming industry and the potential for further consolidation within the industry that could adversely effect IGCA's competitive position;

     - the market price of IGCA's common stock recently and over the past several years;

     - the anticipated viability of the IGCA business plan as proposed by members of Xertain's management;

     -   the dilutive effect of the merger on IGCA's shareholders; and

     - the terms of the merger agreement, including IGCA's "no solicitation" covenant which prohibits IGCA from soliciting an acquisition proposal or, subject to the fiduciary duties of our board of directors, from negotiating with any other parties with respect to an acquisition proposal, and our obligation to pay a termination fee to Xertain if an acquisition proposal were consummated or an agreement were entered into with respect thereto following the termination of the merger agreement.

         In light of the number and disparate nature of the factors considered by IGCA's board of directors, the directors did not assign relative weight to the factors considered in reaching its conclusions. Rather, the board viewed its conclusions and recommendations to IGCA shareholders as being based on the totality of the information presented to and considered by it.

         THE BOARD OF DIRECTORS RECOMMENDS THAT IGCA SHAREHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain members of IGCA's board of directors and management have interests in the merger that are different from and in addition to the interests generally of IGCA shareholders. IGCA's board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the transactions contemplated thereby. These interests include are set forth below:

     - Roland M. Thomas, IGCA's Chairman, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, is also a director and the Chief Executive Officer of Xertain, as well as a stockholder of Xertain.

     - Thomas Foley, a director of IGCA, is also a director and stockholder of Xertain; and

     - Steve Peterson, an executive officer of IGCA, is also a stockholder of Xertain.

COMPLETION AND EFFECTIVENESS OF THE MERGER

         The merger will be completed when all of the conditions to the completion of the merger are satisfied or waived, including obtaining approval of the merger proposal by the IGCA shareholders and completion of the merger on or prior to March 31, 2001. These conditions, in are set forth on pages 22 - 23. IGCA intends to waive the condition requiring the merger to be completed by March 31, 2001 if the merger has not in fact been completed by this date. The IGCA board does not intend to resolicit proxies from the IGCA shareholders if IGCA decides to waive this or any condition to the merger. IGCA will notify the IGCA shareholders of a waiver of any conditions by issuing a press release.

         The merger will become effective upon the filing of articles of merger with the Secretary of State of Minnesota and the filing of a certificate of merger with the State of Delaware. We are working towards completion of the merger as quickly as possible. We hope to complete the merger during the second quarter of 2001.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         Pursuant to the merger agreement, IGCA will acquire Xertain in exchange for approximately 45% of IGCA's outstanding common stock. For federal income-tax purposes, no gain or loss will be recognized by IGCA or IGCA shareholders as a result of the merger.

ANTICIPATED ACCOUNTING TREATMENT

         The merger will be accounted for under the pooling method of accounting using generally accepted accounting principles, and with Xertain treated as the acquiror.

REGULATORY APPROVALS

         As a manufacturer and distributor of gaming machines, IGCA is regulated by a number of state gaming regulatory authorities, including but not limited to the Nevada Gaming Commission. IGCA must obtain Nevada gaming regulatory approval before the merger can become effective if IGCA desires to maintain its Nevada gaming license. IGCA cannot assure that it will obtain gaming regulatory approval for the merger on a timely basis, if at all.

                              THE MERGER AGREEMENT

         The following is a brief summary of the merger agreement's provisions. The following summary is qualified in its entirety by reference to the merger agreement, which is incorporated herein by reference and attached to this proxy statement as APPENDIX A.

TERMS OF THE MERGER

         The merger agreement provides that following the approval of the merger agreement and the merger by IGCA's shareholders, and following the satisfaction or waiver of the other conditions to the merger, Xertain shall be merged with and into IGCA Acquisition Corp., the separate existence of Xertain shall cease (except as may be continued by operation of law) and IGCA Acquisition Corp. shall continue its corporate existence as the surviving corporation of the merger and a subsidiary of IGCA. The Certificate of Incorporation and the Bylaws of IGCA Acquisition Corp., as in effect immediately prior to the merger's effective time, shall be the Certificate of Incorporation and Bylaws of the surviving corporation, and the directors and officers of IGCA Acquisition Corp. shall become the directors and officers of the surviving corporation at the effective time.

EFFECTIVE TIME

         As soon as practicable after all of the conditions to the merger as set forth in Article VIII of the merger agreement have been satisfied or waived by the party or parties entitled to the benefits of the same, the three parties to the merger agreement will file Articles of Merger with the Minnesota Secretary of State in accordance with the applicable provisions of the Minnesota Business Corporations Act. The merger shall become effective at the time the Certificate of Merger is filed with the Minnesota Secretary of State. Pursuant to the Delaware General Corporation Law, the parties must also file a Certificate of Merger with the Delaware Secretary of State.

MERGER CONSIDERATION

         At the effective time, (i) all outstanding shares of Xertain capital stock (other than shares held by IGCA and IGCA Acquisition Corp.), will be automatically converted into the right to receive a pro rata share of 7,005,392 shares of IGCA common stock, as adjusted for shares of IGCA common stock that have been issued upon conversion of IGCA convertible preferred stock between October 12, 2000 and the effective time of the merger, pursuant to the merger agreement, and (ii) the shares of IGCA Acquisition Corp. common stock outstanding immediately prior to the merger shall be converted into one share of IGCA Acquisition Corp. common stock, which sole share shall constitute all of the issued and outstanding capital stock of IGCA Acquisition Corp. and shall be owned by IGCA. The number of shares of IGCA common stock comprising the merger consideration shall be subject to appropriate adjustment in the event of a stock split, stock dividend, or recapitalization after the date of the merger agreement and prior to the effective time. Each share of Xertain capital stock held in Xertain's treasury shall be canceled at the effective time and no Merger Consideration shall be payable with respect to these shares.

         At the effective time of the merger, Xertain stockholders shall cease to have any rights as stockholders of Xertain, except those rights, if any, that they may have pursuant to Delaware law. Until certificates representing shares of Xertain capital stock are surrendered for exchange, each certificate shall, after the effective time of the merger, represent for all purposes only the right to receive the merger consideration.

EXCHANGE OF XERTAIN COMMON SHARES

         After the effective time, each Xertain stockholder shall be entitled, upon surrender of a certificate or certificates which immediately prior to the effective time represented outstanding shares of Xertain capital stock, to receive their pro rata shares of the merger consideration from IGCA pursuant to the procedures detailed in the merger agreement.

REPRESENTATIONS AND WARRANTIES

         The merger agreement contains various representations and warranties relating to, among other things: (a) the incorporation and corporate power of IGCA, IGCA Acquisition Corp., and Xertain; (b) the valid execution and delivery and the binding nature of the merger agreement with respect to IGCA and Xertain;
(c) the absence of certain conflicts with, violations of, or defaults under, the organizational documents and certain other documents of IGCA and Xertain; (d) the absence of any requirement that IGCA or Xertain submit any notices or other filings with any governmental authority in connection with the consummation of or the transactions contemplated by the merger agreement; (e) the capital structure of IGCA and Xertain; (f) the accuracy of both IGCA's and Xertain's most recent financial statements; (g) the absence of material undisclosed liabilities of both IGCA and Xertain; (h) the absence of material adverse changes, since August 21, 2000, in the assets, financial condition, operating results, customer, employee, or supplier relations, business condition, or prospects of Xertain; (i) IGCA's and Xertain's compliance with all applicable laws; (j) IGCA's and Xertain's possession and compliance with all permits, certificates, licenses, approvals, and other authorizations required in connection with the operation of their respective businesses; (k) certain matters with respect to the Xertain's lease and sublease agreements for certain properties, and with respect to IGCA's lease of certain properties; (l) the validity and accuracy of IGCA's and Xertain's accounts receivable as reflected on their respective most recent balance sheets dated; (m) the timely and accurate filing of tax returns by IGCA and Xertain; (n) the validity and existence of certain material contracts of IGCA and Xertain; (o) the existence and validity of certain intellectual-property rights of Xertain and IGCA; (p) the existence of certain pending or threatened litigation involving IGCA or Xertain; (q) the status of certain employees and related employee matters at IGCA and Xertain; (r) certain employee-benefit plan matters applicable to Xertain; (s) the status and validity of certain insurance policies of IGCA and Xertain; (t) the existence or nonexistence of certain transactions with affiliates or other parties related to IGCA or Xertain; (u) the nonexistence of brokers, finders, or financial advisors who might claim a right to payment for services rendered in connection with the merger; (v) the nonexistence of material misstatements or omissions by either IGCA or Xertain contained in the merger agreement or any other documents in connection therewith.

CERTAIN COVENANTS

         The merger agreement also contains various customary covenants, including covenants by both IGCA and Xertain that, during the period from October 12, 2000 until the effective time, unless otherwise agreed to in writing, each shall: (a) conduct its business in the ordinary course and consistent with past practice, preserve intact its business organization, keep available the services of its officers and employees and maintain satisfactory relationships with all persons with whom it does business; (b) not (i) materially amend its certificate of incorporation or bylaws; (ii) issue, sell, or otherwise dispose of any shares of its capital stock, or any options, warrants, or rights of any kind to acquire or sell any shares of the same (except for issuances of shares of stock pursuant to the exercise of stock options outstanding on October 12, 2000 in accordance with their present terms);
(iii) split, combine, or reclassify any shares of its capital stock, or declare, pay, or set aside any dividend or other distribution (whether in cash, stock or property) in respect of the same; (iv) redeem, purchase, or otherwise acquire or offer to acquire any shares of its capital stock or other securities; (v) other than in the ordinary course of business, (A) create, incur, or assume any debt (except the refinancing of existing obligations of Xertain or IGCA on terms that are no less favorable to such entities than the existing terms); (B) assume, guarantee, endorse, or otherwise become liable or responsible for the obligations of any person or entity; (C) make any capital expenditures or make any loans, advances, or capital contributions to, or investments in, any other person or entity (other than customary travel, relocation, or business advances to employees); (D) acquire the stock or assets of, or merge or consolidate with, any other business entity; (E) voluntarily incur any material liability or obligation (absolute, accrued, contingent, or otherwise); or (F) sell, transfer, mortgage, pledge, or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge, or otherwise dispose of or encumber any material assets or properties, other than to secure permitted debt; (vi) increase the compensation of any officers or employees or enter into, amend, or terminate any employment, consulting agreement, or any arrangement for compensation or benefits, other than as required pursuant to the terms of agreements in effect on October 12, 2000; (vii) take or cause to be taken any action, whether before or after the effective time, which would disqualify the merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; and (c) use its reasonable commercial efforts to comply with all applicable laws and maintain in full force and effect all the permits necessary for the conduct of their respective businesses.

         IGCA and Xertain have also agreed that they both shall: (a) promptly notify each other upon the occurrence of any of the following: (i) receipt of any notice from any third party alleging that the consent of such third party is or may be required in connection with the merger; (ii) receipt of any material notice from any governmental authority in connection with the merger; (iii) an event which would be reasonably likely to have a material adverse effect on business, assets, conditions, liabilities, or results of operations (iv) the commencement or threat of any litigation involving or affecting it or any of its properties or assets; (b) grant each other access to its offices and other facilities and to all contracts, agreements, commitments, books and records for the purpose of making reasonable inspections, and furnish each other with such financial and operating data as each may from time to time reasonably request;
(c) use its reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, to consummate the merger and satisfy the conditions of the closing set forth in the merger agreement; (d) so long as the merger agreement is in effect, abstain from issuing or causing the publication of any press release or any other announcement with respect to the merger without the obtaining the prior written consent of the other, except where such release or announcement is required by law; (e) comply in all material respects with the provisions of the Securities Exchange Act and the Securities Act and all other applicable laws; (f) notwithstanding any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws that is or may become applicable to the merger, take any necessary actions to consummate the merger on the terms contemplated in the merger agreement.

         Each of IGCA and Xertain have agreed that they shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate, or encourage the submission of any proposal or offer from any person or entity (including from any officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation, acquisition, or purchase of all or a material portion of the assets of, or any equity interest in, either IGCA or Xertain, or any similar transaction or business combination involving IGCA or Xertain, or participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate, or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. Each has further agreed to notify the other if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and promptly provide the other with such information regarding such proposal, offer, inquiry, or contact as the other may request. Notwithstanding the foregoing, each may furnish information concerning its business to a third party making an unsolicited proposal or offer and enter into discussions, negotiations, or agreements with such third party if it concludes that an applicable fiduciary duty of any of its directors or officers require such actions.

         Xertain has agreed to approve and adopt the merger agreement and the transactions contemplated thereby as soon as practicable after the execution of the merger agreement, and IGCA has agreed to take all steps necessary to duly call, give notice of, convene and hold the special meeting in order to approve and adopt the merger agreement. In connection with the special meeting, IGCA's board of directors has agreed to use its best efforts to obtain any necessary approval by the IGCA shareholders.

CONDITIONS

         The respective obligations of IGCA and Xertain to consummate the merger are subject to the satisfaction or waiver of certain conditions on or prior to the effective time, including that: (a) the merger has been approved by the requisite vote of IGCA shareholders and, if required by applicable law, the stockholders of Xertain; (b) no order, statute, rule, regulation, executive order, stay, decree, judgment, or injunction has been enacted, entered, promulgated, or enforced by any governmental authority which prohibits or prevents the consummation of the merger and which has not been vacated, dismissed, or withdrawn; (c) IGCA and Xertain have obtained or obviated the need to obtain all consents, approvals, or waivers from governmental bodies or agencies, regulatory authorities, and third parties necessary for the consummation of the merger and the transactions contemplated by the merger agreement; (d) any consents required to consummate the merger or the transactions contemplated by the merger agreement have been obtained and are in full force and effect, except for those the failure of which to obtain will not have a material adverse effect on the business, assets, condition (financial or otherwise), liabilities, or the results of operations of IGCA or IGCA Acquisition Corp.; and (e) both IGCA and Xertain have delivered certain schedules to the merger agreement on or prior to October 20, 2000. The parties have each satisfied their respective obligations to deliver the schedules to the merger agreement on or prior to October 20, 2000.

         The obligation of Xertain to consummate the merger is further subject to the satisfaction or waiver of certain other conditions on or before the effective time, including that: (a) IGCA's representations and warranties are true and correct at and as of the closing date; (b) IGCA shall have materially performed and complied with all of the covenants and agreements required to be performed and complied with by it, and shall have materially satisfied all of the conditions required to be satisfied by it, each as set forth in the merger agreement, prior to the closing date; (c) there shall not have occurred, after the execution of the merger agreement, any event that would be reasonably likely to have a material adverse effect on the on the business, assets, condition (financial or otherwise), liabilities or the results of operations of IGCA, taken as a whole; (d) IGCA shall have delivered, or caused to be delivered to Xertain (i) a certificate executed by an authorized officer of IGCA stating that certain conditions set forth in the merger agreement have been satisfied, (ii) a certificate of Good Standing from the Minnesota Secretary of State stating that IGCA is a validly existing corporation and in good standing, (iii) a certificate of Good Standing from the Minnesota Secretary of State stating that IGCA Acquisition Corp. is a validly existing corporation and in good standing, and
(iv) duly adopted resolutions of IGCA's board of directors, and IGCA Acquisition Corp.'s board of directors and shareholder, which resolutions approve the execution, delivery, and performance of the merger agreement and the instruments contemplated thereby; and a resolution of IGCA's shareholders approving the adoption of the merger agreement and the merger, each certified by the secretary of each respective company; (v) certified copies of the articles of incorporation and bylaws of IGCA and IGCA Acquisition Corp.; and (v) other documents and instruments that Xertain reasonably may request.

         The obligation of IGCA to consummate the Merger is further subject to the satisfaction or waiver of certain other conditions on or before the effective time, including that: (a) Xertain's representations and warranties are true and correct at and as of the closing date; (b) Xertain shall have materially performed and complied with all of the covenants and agreements required to be performed and complied with by it, and shall have materially satisfied all of the conditions required to be satisfied by it, each as set forth in the merger agreement, prior to the closing date; (c) there shall not have occurred, after the execution of the merger agreement, any event that would be reasonably likely to have a material adverse effect on the on the business, assets, condition (financial or otherwise), liabilities or the results of operations of Xertain, taken as a whole; (d) Xertain shall have delivered or caused to be delivered to IGCA (i) a certificate executed by its President or another duly authorized officer stating that certain conditions set forth in the merger agreement have been satisfied, (ii) a certificate of Good Standing from the Delaware Secretary of State, stating that Xertain is a validly existing corporation and in good standing, (iii) duly adopted resolutions of Xertain's board of directors approving the execution, delivery, and performance of the merger agreement and the instruments contemplated thereby, and of Xertain's stockholders, if necessary, adopting the merger agreement and the merger, each certified by Xertain's secretary; (v) certified copies of Xertain's articles of incorporation and bylaws; and (v) other documents and instruments that IGCA reasonably may request.

         As provided below under "Termination and Remedies", the merger agreement also provides that the it may be terminated by either IGCA or Xertain if the merger has not been consummated on or prior to March 31, 2001. IGCA intends to waive the condition requiring the merger to be completed by March 31, 2001 if the merger has not in fact been completed by this date. The IGCA board does not intend to resolicit proxies from the IGCA shareholders if IGCA decides to waive this or any condition to the merger. IGCA will notify the IGCA shareholders of a waiver of any conditions by issuing a press release.

TERMINATION AND REMEDIES

         The merger agreement may be terminated by the mutual written consent of IGCA and Xertain, and may be terminated by either IGCA or Xertain if: (a) the merger has not been consummated on or prior to March 31, 2001 (unless that date is extended by mutual agreement of the parties), provided such termination right shall not be available to any party whose failure to perform any of its obligations under the merger agreement results in the failure of the merger to be consummated by such time; (b) IGCA shareholders do not approve the merger at the special meeting or at any adjournment or postponement thereof; (c) Xertain shareholders do not approve the merger (if such approval is required by applicable law); or (d) any governmental authority has issued an order, decree, or ruling or taken any other action permanently enjoining, restraining, or otherwise prohibiting the consummation of the merger and such order, decree, or ruling or other action shall have become final and nonappealable.

         IGCA may terminate the merger agreement if (a) Xertain shall have materially breached any of its representations, warranties, covenants, or other agreements contained in the merger agreement, which breach or failure to perform is incapable of being cured or has not been cured within 20 days after the giving of written notice to Xertain of such breach; (b) Xertain's board of directors or any committee thereof has withdrawn or modified, in a manner adverse to IGCA, its approval or recommendation of the merger, failed to reconfirm its recommendation within 15 business days after a written request to do so, approved or recommended any third-party proposal or offer for an acquisition of Xertain (whether involving the sale of equity or assets), or has resolved to take any of the foregoing actions. In addition, IGCA may terminate the merger agreement in the event that its board of directors determines in good faith that the failure to so terminate (and concurrently with or after such termination, cause IGCA to enter into any acquisition agreement, or similar agreement with respect to any bona fide offer or proposal for any business combination, liquidation, or similar transaction involving IGCA, or the acquisition of any significant equity interest in, or a substantial portion of the assets of IGCA, which the IGCA board of directors determines in its good faith judgment to be more favorable to IGCA stockholders than the merger) could create a reasonable possibility of a breach of its fiduciary duties to IGCA's stockholders under applicable law.

         Xertain may terminate the merger agreement if: (a) IGCA shall have materially breached any of its representations, warranties, covenants, or other agreements contained in the merger agreement, which breach or failure to perform is incapable of being cured or has not been cured within 20 days after the giving of notice to IGCA of such breach; (b) IGCA's board of directors or any committee thereof has withdrawn or modified in a manner adverse to Xertain its approval or recommendation of the merger, failed to reconfirm its recommendation within 15 business days after a written request to do so, approved or recommended any third-party proposal or offer made by a third party for an acquisition of IGCA (whether involving the sale of equity or assets), or resolved to take any of the foregoing actions. In addition, Xertain may terminate the merger agreement in the event that its board of directors determines in good faith that the failure to so terminate (and concurrently with or after such termination, cause Xertain to enter into any acquisition agreement or similar agreement with respect to any bona fide offer or proposal for any business combination, liquidation, or similar transaction involving Xertain, or the acquisition of any significant equity interest in, or a substantial portion of the assets of Xertain, which the Xertain board of directors determines in its good faith judgment to be more favorable to Xertain stockholders than the merger) could create a reasonable possibility of a breach of its fiduciary duties to Xertain's stockholders under applicable law.

         In the event of the merger agreement's termination by either IGCA or Xertain, the merger agreement shall become void and, except as provided in the merger agreement, there shall be no liability on the part of either IGCA, Xertain, or their respective directors, officers, employees, agents, legal or financial advisors, or other representatives. Notwithstanding the foregoing, no termination shall relieve either IGCA or Xertain from any liability for breaches of the merger agreement prior to termination. If a bona fide third-party proposal for an acquisition (whether involving the sale of equity or assets) of either IGCA or Xertain is made known to IGCA or Xertain or has been made directly to their respective shareholders and stockholders generally, or any person or entity has publicly announced an intention (whether or not conditional) to make such a proposal, and such proposal or announced intention shall not have been withdrawn and thereafter the agreement is terminated by IGCA or Xertain as permitted under the merger agreement, then the recipient of such proposal shall promptly pay the other party an amount equal to all reasonable out-of-pocket charges and expenses incurred by the other party in connection with the merger agreement in an amount not to exceed $350,000.

SURVIVAL; INDEMNIFICATION

         The respective representations, warranties, covenants, and agreements of IGCA and Xertain contained in the merger agreement or in any certificates or other documents to be delivered prior to or at the closing shall survive the execution and delivery of the merger agreement, notwithstanding any investigation made or information obtained by the other party, but shall terminate at the effective time, except as otherwise provided in the merger agreement.

MISCELLANEOUS

         The merger agreement may be not be amended, modified, or supplemented except in a writing executed by all of the parties to the merger agreement. The merger agreement is binding upon and will inure to the benefit of the parties thereto and their respective successors and permitted assigns, except that neither the merger agreement nor any of the rights, interests, or obligations thereunder shall be assigned by any of the parties thereto prior to the effective time without the prior written consent of the other parties thereto.

         Except as otherwise expressly provided for in the merger agreement, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby shall be paid by the party incurring such costs or expenses. The merger agreement will be deemed to be made in, and in all respects shall be interpreted, construed, and governed by and in accordance with the internal laws of, the State of Minnesota.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         IGCA has outstanding one class of voting securities, common stock,
$0.01 par value, of which [       ] shares were outstanding as of the close of
business on the record date. Each share of common stock is entitled to one vote on all matters put to a vote of shareholders.

         The following table sets forth certain information regarding beneficial ownership of IGCA's common stock as of the record date, by (i) each person known by IGCA to be the beneficial owner of more than five percent of the outstanding common stock, (ii) each director, (iii) each executive officer, and (iv) all executive officers and directors as a group. Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares of common stock set forth opposite their respective names.

                                                              PRIOR TO THE MERGER                 FOLLOWING THE MERGER
                                                           -------------------------           -------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                     NUMBER          % OF CLASS         NUMBER(7)         % OF CLASS
---------------------------------------                    ---------        ----------         ---------         ----------

Roland M. Thomas                                           1,491,820(2)        11.0            3,332,845(2)         16.2

Ronald Johnson                                               210,000(3)         1.5              210,000(3)          1.0

Andrew Tottenham                                                   0              *                    0               *

Thomas Foley                                                       0              *              592,656             2.9

Steven Peterson                                                    0              *            2,241,025            10.9

Barrett V. Johnson                                           300,000(4)         2.2              300,000(4)          1.4
4725 Aircenter Circle
Reno, Nevada

Edward G. Stevenson                                          525,000(5)         3.7              525,000(5)          2.5
14693 Wildsview
Prior Lake, MN 55372

All executive officers and directors
  as a group (6 persons)                                   2,001,820(6)        14.2            6,676,526(6)         31.6

----------
(1) Unless stated otherwise, the address of each beneficial owner is 333 Orville Wright Court, Las Vegas, Nevada 89119.

(2) Includes 1,091,820 shares owned by Xertain, Inc., a corporation of which Mr. Thomas serves as Chairman and Chief Executive Officer.

(3) Includes 210,000 shares issuable upon exercise of options exercisable within 60 days.

(4) Includes 300,000 shares issuable upon exercise of options exercisable within 60 days.

(5) Includes 500,000 shares issuable upon exercise of options exercisable within 60 days. Mr. Stevenson resigned from IGCA as Chairman and Chief Executive Officer in May 2000.

(6) Includes 510,000 shares issuable upon exercise of options exercisable within 60 days.

(7) Assumes issuance of 7,005,392 shares upon consummation of the merger with Xertain, Inc.

                       SUPPLEMENTARY FINANCIAL INFORMATION

XERTAIN

         The balance sheet of Xertain as of December 31, 1999 and the statements of operations, cash flows, and shareholder equity for the fiscal year then ended, which are set forth below along with the notes thereto, have been derived from the unaudited financial statements of Xertain. The balance sheet of Xertain as of September 30, 2000 and the statements of operations, cash flows, and shareholder equity for the nine months then ended, which are set forth below along with the notes thereto, have been derived from the unaudited financial statements of Xertain.

                                  BALANCE SHEET
                                   (UNAUDITED)

                               SEPTEMBER 30, 2000


                                     ASSETS

    CURRENT ASSETS
        Cash and cash equivalents                                                  $ 213,615
        Advance deposits                                                             511,000
        Prepaid expenses and deposits                                                 21,021
                                                                                   ---------

                  Total current assets                                               745,636

    EQUIPMENT, net of
        $640 accumulated depreciation                                                  9,854

    ORGANIZATION COSTS, net of
        $7,236 accumulated amortization                                               41,014
                                                                                   ---------

                  Total assets                                                     $ 796,504
                                                                                   =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES
        Accounts payable and accrued expenses                                     $  231,546

    NOTES PAYABLE                                                                  1,161,467

    COMMITMENTS                                                                          -0-
                                                                                  ----------

                  Total liabilities                                                1,393,013

    STOCKHOLDERS' EQUITY                                                            (596,509)
                                                                                  ----------

                  Total liabilities and stockholders' equity                      $  796,504
                                                                                  ==========

                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)

                               SEPTEMBER 30, 2000

OPERATING EXPENSES
    Amortization expense                                                           $   7,236
    Association fees                                                                   1,951
    Consulting and professional fees                                                 556,466
    Contributions                                                                        868
    Depreciation                                                                         640
    Insurance                                                                          2,701
    Licenses and permits                                                               4,250
    Miscellaneous                                                                      7,283
    Office supplies and expenses                                                      22,033
    Outside services                                                                  42,427
    Payroll expense, taxes and benefits                                               89,735
    Postage and deliveries                                                             1,672
    Rent                                                                              38,706
    Repairs and maintenance                                                            2,988
    Taxes                                                                              5,309
    Telephone and communications                                                       6,064
    Travel and entertainment                                                          30,736
    Utilities                                                                          5,899
                                                                                   ---------

                  Loss from operations                                              (826,964)

OTHER INCOME (EXPENSE)
    Consulting fees                                               $  147,964
    Distributorship fees earned, net of $573,000                      63,600
    Other expenses, net                                              (29,346)        182,218
                                                                  ----------       ---------

                  Loss before taxes                                                 (644,746)

PROVISION FOR TAXES                                                                      -0-
                                                                                   ---------

NET LOSS                                                                           $(644,746)
                                                                                   =========

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                   (UNAUDITED)

                               SEPTEMBER 30, 2000


                                     Common Stock
                                ------------------------
                                               Issued
                                   Shares        And                      Accumulated     Total
                                Authorized   Outstanding      Amount        Deficit       Equity
                                ----------   -----------    ---------     -----------    --------
BALANCE, January 1, 2000          100,000      13,250       $ 13,250      $     (13)     $  13,237

Issued                                 --       3,500         35,000             --         35,000

Net loss                               --          --             --                      (644,746)
(644,746)                        --------    --------       --------      ---------      ---------

BALANCE, September 30, 2000       100,000    $ 16,750       $ 48,250      $(644,759)     $(596,509)
                                 ========    ========       ========      =========      =========

                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                               SEPTEMBER 30, 2000

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                                      $ (644,746)

    Adjustments to reconcile net loss to net
       cash used in operating activities:
           Depreciation                                           $      640
           Amortization                                                7,236
        (Increase) decrease in assets:
           Advance deposits                                         (511,000)
           Prepaid expenses and deposits                             (21,021)
        Increase (decrease) in liabilities:
           Accounts payable and accrued expenses                     231,446        (292,699)
                                                                  ----------      ----------

           Net cash used in operating activities                                    (937,445)

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of equipment                                                           (10,494)

CASH FLOWS FROM FINANCING ACTIVITIES
    Receipts on notes payable, net                                                 1,161,467
                                                                                  ----------

NET INCREASE IN CASH                                                                 213,528

CASH, January 1, 2000                                                                     87
                                                                                  ----------

CASH, September 30, 2000                                                          $  213,615
                                                                                  ==========

                                  BALANCE SHEET
                                   (UNAUDITED)

           DATE OF INCEPTION (NOVEMBER 29, 1999) TO DECEMBER 31, 1999


                                     ASSETS

Cash                                                                                $     87

Organization costs                                                                    13,250
                                                                                    --------

           Total assets                                                             $ 13,337
                                                                                    ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Payable                                                                             $    100

Stockholders' Equity                                                                  13,237
                                                                                    --------

                  Total liabilities and stockholders' equity                        $ 13,337
                                                                                    ========

                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)

           DATE OF INCEPTION (NOVEMBER 29, 1999) TO DECEMBER 31, 1999

OPERATING EXPENSES
    Bank fees                                                                       $    (13)
                                                                                    ---------

                  Loss from operations                                                   (13)

PROVISION FOR TAXES                                                                       -0-
                                                                                    ---------

NET LOSS                                                                            $    (13)
                                                                                    =========

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                   (UNAUDITED)

           DATE OF INCEPTION (NOVEMBER 29, 1999) TO DECEMBER 31, 1999

                                                  Common Stock
                                            -------------------------
                                                            Issued
                                              Shares          And                     Total
                                            Authorized    Outstanding     Amount     Equity
                                            ----------    -----------   ---------   --------
BALANCE, Date of Inception
    (November 29, 1999)                          -0-             -0-     $    -0-   $    -0-

Issued                                       100,000          13,250       13,250     13,250

Net loss                                          --              --          (13)       (13)
                                                        ------------     --------   --------

BALANCE, December 31, 1999                   100,000       $  13,250     $ 13,237   $ 13,237
                                            ========    ============     ========   ========

                        NOTES TO THE FINANCIAL STATEMENTS
                                   (UNAUDITED)

           DATE OF INCEPTION (NOVEMBER 29, 1999) TO DECEMBER 31, 1999


1.  NATURE OF BUSINESS AND LIQUIDITY

    The Company's financial statements for the nine months ended December 31, 1999 have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business for the foreseeable future. The Company is still a development stage enterprise and is expected to incur substantial losses and expenditures prior to the commencement of full-scale operations in future years. Management recognizes that the Company must obtain additional financial resources or consider a reduction in operating costs to enable it to continue operations with available resources and to commercialize its investments in the intangible assets.

    Management expects that these efforts will result in the introduction of other parties with interests and resources. However, no assurances can be given that the Company will be successful in raising additional capital. Further, there can be no assurance, assuming the Company successfully raises additional funds or enters into the merger, that the Company will achieve positive cash flow. If the Company is unable to obtain adequate additional financing or enter into such business alliance, management will be required to sharply curtail the Company's operating expenses. Accordingly, the Company's continuation as a going concern is in substantial doubt.

    These financial statements do not include any adjustments to the carrying values and classification of assets and liabilities, which may be necessary, if the Company is unable to continue its operations.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A.  ACCOUNTING BASIS FOR RECORDING INCOME

        The Company's policy is to prepare its financial statements on the accrual basis of accounting in accordance with generally accepted accounting principles. Revenues are recognized in the period in which they become due. Expenses are recognized in the period in which the related liability is incurred.

    B.  COMPANY FORMATION

        The Company was incorporated in the State of Delaware on November 29, 1999 and was accepted by the Nevada Secretary of State to conduct business in Nevada on March 28, 2000. The Company issued common stock during 1999.

    C.  DEPRECIATION

        Equipment is depreciated using straight-line and accelerated methods over the estimated useful lives of the assets.

    D.  ORGANIZATION COSTS

        Organization costs consists of capitalized expenses during the Company's startup period from November 29, 1999 (date of inception). These costs will be amortized on a straight-line basis over five years.

    E.  INCOME TAXES

        The Company will use the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between financial statement and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Recognition of deferred tax assets is limited to amounts considered by management to be more likely than not of realization in future periods.

    F.  INVESTMENTS AND ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS

        Investments are recorded at the lesser of historical cost or net recoverable value. The Company continually evaluates whether events and circumstances have occurred indicating the remaining estimated useful life of long-lived assets may warrant revision, or long-lived asset balances may be recoverable. If factors indicate long-lived assets have been impaired, the Company uses an estimate of the remaining value of the long-lived assets in measuring recoverability. Unrecoverable amounts are charged to operations in the applicable period.

                        NOTES TO THE FINANCIAL STATEMENTS
                                   (UNAUDITED)

                               SEPTEMBER 30, 2000


1.  NATURE OF BUSINESS AND LIQUIDITY

    The Company's financial statements for the nine months ended September 30, 2000 have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business for the foreseeable future. The Company incurred a loss of $569,476 for the nine months ended September 30, 2000, and had a working capital deficiency. The Company is still a development stage enterprise and is expected to incur substantial losses and expenditures prior to the commencement of full-scale operations in future years. The Company's working capital at September 30, 2000 will not be sufficient to meet such commitments. Management recognizes that the Company must obtain additional financial resources or consider a reduction in operating costs to enable it to continue operations with available resources and to commercialize its investments in the intangible assets. The Company is pursuing a merger with a publicly funded company ("the Merger"). In addition to the development of this merger, the Company is evaluating other opportunities that would generate cash flow for the Company.

    Management expects that these efforts will result in the introduction of other parties with interests and resources. However, no assurances can be given that the Company will be successful in raising additional capital. Further, there can be no assurance, assuming the Company successfully raises additional funds or enters into the merger, that the Company will achieve positive cash flow. If the Company is unable to obtain adequate additional financing or enter into such business alliance, management will be required to sharply curtail the Company's operating expenses. Accordingly, the Company's continuation as a going concern is in substantial doubt.

    These financial statements do not include any adjustments to the carrying values and classification of assets and liabilities, which may be necessary, if the Company is unable to continue its operations.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A.  ACCOUNTING BASIS FOR RECORDING INCOME

        The Company's policy is to prepare its financial statements on the accrual basis of accounting in accordance with generally accepted accounting principles. Revenues are recognized in the period in which they become due. Expenses are recognized in the period in which the related liability is incurred.

    B.  COMPANY FORMATION

        The Company was incorporated in the State of Delaware on November 29, 1999 and was accepted by the Nevada Secretary of State to conduct business in Nevada on March 28, 2000. The Company issued common stock during 1999 and the current period.

        Although the Company is currently a closely held corporation, management intends to merge the Company with a public company, Innovative Gaming Corporation of America, during the first half of 2001.

    C.  DEPRECIATION

        Equipment is depreciated using straight-line and accelerated methods over the estimated useful lives of the assets.

    D.  ORGANIZATION COSTS

        Organization costs consists of capitalized expenses during the Company's startup period from November 29, 1999 (date of inception) through March 31, 2000. These costs are being amortized on a straight-line basis over five years. Total amortization expense during the nine months ended September 30, 2000 was $7,236.

    E.  INCOME TAXES

        The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between financial statement and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. Recognition of deferred tax assets is limited to amounts considered by management to be more likely than not of realization in future periods.

    F.  INVESTMENTS AND ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS

        Investments are recorded at the lesser of historical cost or net recoverable value. The Company continually evaluates whether events and circumstances have occurred indicating the remaining estimated useful life of long-lived assets may warrant revision, or long-lived asset balances may not be recoverable. If factors indicate long-lived assets have been impaired, the Company uses an estimate of the remaining value of the long-lived assets in measuring recoverability. Unrecoverable amounts are charged to operations in the applicable period.

    G.  DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

        The carrying value of cash, accounts receivable, other current assets, accounts payable, accrued liabilities, and other current liabilities is a reasonable estimate of their fair value at September 30, 2000.


    H.  ESTIMATES AND ASSUMPTIONS

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from these estimates.


3.  RELATED PARTY TRANSACTIONS

    On October 12, 2000, the Company and Innovative Gaming Corporation of American ("IGCA") entered into an Agreement and Plan of Merger and completed the initial closing of the merger through a mutual exchange of common stock. The Company placed sales totaling $573,000 through IGCA during the nine-month period ended September 30, 2000. As of September 30, 2000, the Company had accounts payable to IGCA of $192,000 and had advance deposits to IGCA of approximately $319,000.

4.  NOTES PAYABLE

    Notes payable consists of the following:

                                                                    Interest
                                                                      Rate          Amount
                                                                    ---------    -----------
        Due an unrelated corporation, unsecured,
        quarterly interest only payments                               10%          711,467

        Due an unrelated individual, convertible
        to common stock                                                13%          100,000

        Due an unrelated individual, convertible
        to common stock                                                13%          350,000
                                                                                 ----------

                    Total notes payable                                          $1,161,467
                                                                                 ==========


5.  COMMITMENTS

    A summary of several commitments existing at September 30, 2000 are as follows:

o       Operating Lease:

        The Company entered into an operating lease for its office and warehouse facilities, located at McCarran Airport Business Park in Las Vegas, Nevada, which began in May, 2000.

        The schedule of future minimum rental payments required under the above operating lease over the next five years is as follows:

           Period Ending September 30:
           ---------------------------
                      2001                                                       $   230,400
                      2002                                                           230,400
                      2003                                                           230,400
                      2004                                                           230,400
                      2005                                                           192,000
                                                                                 -----------
                                                                                 $ 1,113,600
                                                                                 ===========


o       Employee Agreements:

        The Company has entered into certain employment agreements with key management employees. The agreements have been approved by the board of directors and include, among other areas, base salary, benefits, and stock options.

6.  CONTINGENCIES

    Through the normal course of operations, the Company is party to litigation, claims and contingencies. Accruals are made in instances where it is probable that liabilities will be incurred and where such liabilities can be reasonably estimated. Although it is possible that liabilities may be incurred in instances for which no accruals have been made, the Company has no reason to believe that the ultimate outcome of these matters will have a material impact on its financial position.


7.  SUPPLEMENTAL INFORMATION REGARDING STATEMENTS OF CASH FLOWS

    Non-cash investing and financing activities during the period consisted of stock issued in exchange for services, capitalized as startup organization costs, in the amount of $35,000.


8.  SUBSEQUENT EVENT -- PLAN OF MERGER WITH IGCA

    On September 19, 2000, the Company entered into a letter of intent with IGCA, pursuant to which the Company would effectuate a merger with IGCA. On October 12, 2000, the Company entered into an Agreement and Plan of Merger by and among Xertain, Inc., Innovative Gaming Corporation of America, and IGCA Acquisition Corporation (the "IGCA Merger Agreement"). Pursuant to the Merger Agreement, Xertain will be merged into IGCA Acquisition Corporation, a Minnesota corporation and wholly owned subsidiary of the Company. Concurrent with the signing of the IGCA Merger Agreement, the Company and IGCA completed an initial closing by the issuance and mutual purchase of 9.9% of the respective companies' common stock. The parties intend that the merger qualify as a tax-free exchange of stock and reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. In lights of certain gaming and NASDAQ regulatory matters, the parties are negotiating an amendment to the IGCA Merger Agreement. The final closing of the Merger is anticipated to occur in early 2001, subject to shareholder, regulatory and various governmental agencies' approval.

               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS


The following pro forma unaudited condensed financial statements consist of a Pro Forma Unaudited Combined Balance Sheet of IGCA as of September 30, 2000 and a Pro Forma Unaudited Combined Income Statement for the nine months ended September 30, 2000. The Unaudited Pro Forma Condensed Income Statement gives effect to the proposed acquisition of Xertain, Inc. (a development stage company) by IGCA as if they had occurred on November 29, 1999, the date of inception of Xertain, Inc. The Unaudited Pro Forma Combined Balance Sheet give effect to the acquisition as if it occurred on September 30, 2000.


PROFORMA COMBINED INCOME STATEMENTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

                                                                                               PROJECTED
                                                                                             IGCA/XERTAIN
                                                IGCA           XERTAIN                         COMBINED
                                              9/30/00          9/30/00       ELIMINATIONS       9/30/00
                                              -------          -------       ------------    ------------

Sales                                          5,933              0             (573)             5,360

Cost of sales                                  3,371              0                0              3,371
                                              -----------------------------------------------------------

Gross profit                                   2,562              0             (573)             1,989

Selling, general and administrative            3,363            827                0              4,190
                                              -----------------------------------------------------------

Income (loss) from operations                   (801)          (827)            (573)            (2,201)

Other income (expense)                          (241)           182              573                514
                                              -----------------------------------------------------------

Net income (loss)                             (1,042)          (645)               0             (1,687)
                                              ===========================================================

Earnings (loss) per share                      (0.17)        (40.31)                              (0.10)
                                              ===========================================================

Weighted average shares outstanding            9,320             16                              17,245
                                              ===========================================================

NOTE:
          Elimination of inter-company sales from IGCA to Xertain




PROFORMA COMBINED BALANCE SHEETS
AS OF SEPTEMBER 30, 2000

                                                                                                        PROJECTED
                                                                                                       IGCA/XERTAIN
                                                         IGCA         XERTAIN                            COMBINED
                                                       9/30/00        9/30/00        ELIMINATIONS         9/30/00
                                                       -------        -------        ------------      ------------
ASSETS
          Cash                                             107           213                                  320
          Accounts and notes receivable                    602           511             (511)                602
          Inventories                                    4,082             0                                4,082
          Other current assets                             400            21                                  421
                                                       ------------------------------------------------------------
                 Total current assets                    5,191           745             (511)              5,425
          Notes receivable, net                            237             0                                  237
          Property and equipment, net                      351            10                                  361
          Intangibles and other assets                     668            41                                  709
                                                       ------------------------------------------------------------
                                                                                                                0
                 Total assets                            6,447           796             (511)              6,732
                                                       ============================================================

LIABILITIES AND EQUITY
          Accounts payable and accrued liabilities         911           232             (511)                632
          Notes payable & deposits                         578         1,161                                1,739
                                                       ------------------------------------------------------------
                 Total current liabilities               1,489         1,393             (511)              2,371
          Notes / debentures                             2,874             0                                2,874
                                                       ------------------------------------------------------------
                 Total liabilities                       4,363         1,393             (511)              5,245
                                                       ------------------------------------------------------------
                                                                                                                0
          Common stock                                      97            48                                  145
          Preferred stock                                    0             0
          Paid-in-capital                               34,961             0                               34,961
          Accumulated deficit                          (32,974)         (645)                             (33,619)
                                                       ------------------------------------------------------------
                 Total equity                            2,084          (597)               0               1,487
                                                       ------------------------------------------------------------

                 Total liabilities and equity            6,447           796             (511)              6,732
                                                       ============================================================
                 Proof                                       0             0                0                   0
                                                       ============================================================

NOTE:
          Elimination of inter-company accounts receivable and deposits represent IGCA receivable due from Xertain $192 and customer deposits of $319 from Xertain to IGCA.

                          DESCRIPTION OF IGCA BUSINESS

GENERAL

         IGCA, together with its wholly owned operating subsidiary Innovative Gaming, Inc., develops, manufactures, markets, and distributes multi-station and other specialty gaming machines to regulated gaming markets worldwide. IGCA has four primary product lines: (1) multi-player and multi-station video table games; (2) bonus "top box" games placed on top of slant top spinning reel slot machines; (3) single player video slot machines incorporating state of the art graphics and sound; and (4) unique specialty gaming machines such as "Mythical Reels(TM)," that projects the slot machine's spinning reels out in front of the box as if spinning in space. IGCA also owns the worldwide patent rights to a unique machine that combines elements of roulette play and pinball in a single-player machine.

CONCEPT

         IGCA's primary target markets have been gaming jurisdictions in North America. IGCA has also engaged in substantial international sales activity. IGCA distributes its products directly and through distributors, primarily on a cash sales basis. In Nevada, through its internal sales force, IGCA places its products under lease, sales (cash or extended payment terms), or participation agreements. Under participation agreements, IGCA retains ownership and shares in the net win of the games with the casino. IGCA believes that its gaming machines appeal to casinos/clubs, lotteries, and slot route operators seeking to enhance the entertainment experience by providing new and unique forms of gaming.

PRODUCTS

         IGCA's four primary product lines, summarized above in "DESCRIPTION OF IGCA BUSINESS - General," are described in greater detail below.

MULTI-PLAYER AND MULTI-STATION VIDEO TABLE GAMES

         BJ BLITZ(TM) AND LIVE VIDEO BLACKJACK(R) are electronic audio/video multi-player blackjack games. Each blackjack machine consists of a central "dealer" and three or five "player" stations facing the dealer in a semicircle, in the same configuration as a live-action blackjack table.

         HOT SHOT DICE(TM) AND LIVE VIDEO CRAPS(R) are electronic craps machines that consist of a rectangular table approximately half the size of a live-action craps table, and with a lighted canopy. Each table accommodates six players, two on each side and one at each end. The game incorporates sound effects such as rolling dice, and visual effects such as a croupier rake that wipes away chips, in addition to electronically generated voices, music, and flashing lights.

         LIGHTNING STRIKE(TM) ROULETTE AND LIVE VIDEO ROULETTE(R) are roulette machines that consist of a rectangular table approximately half the size of a live-action roulette table. The table accommodates five players, two on each side and an additional player at one end.

BONUS "TOPBOX" GAMES

         BONUS STREAK is used in conjunction with a slant top spinning reel slot machine. The video bonus game was the first in the industry to utilize the active, high-resolution LCD display.

SINGLE-PLAYER VIDEO SLOT MACHINES

         This new series of slot machines incorporates a unique PC platform.

UNIQUE SPECIALTY GAMES

         MYTHICAL REELS is a spinning reels slot machine in an oversized or "mini-bertha" cabinet. The spinning reels appear to float in space and are so real in appearance that viewers feel able to reach out and touch them.

         REVOLVING RINGS(TM) is a new product currently under development. The game incorporates a patented operational concept entirely different from any other known gaming devices.

MANUFACTURING AND SUPPLY ARRANGEMENTS

         IGCA's primary products are assembled at its production facility in Reno, Nevada, utilizing various parts and components from a large base of vendors. Except for certain electronic components purchased from Japanese vendors, IGCA has identified alternate sources of supply for significant parts and components should any of its current vendors fail to meet IGCA's order requirements.

INTELLECTUAL PROPERTY

         On February 2, 1996, IGCA acquired the balance of all remaining intellectual property, including patents, trademarks, picture rights, and copyrights for its games from its Japanese suppliers in exchange for an aggregate 225,000 shares of IGCA common stock. IGCA has exclusive ownership and licenses pertaining to its blackjack, craps, roulette, and Supersuits Progressive Blackjack in gaming markets worldwide.

         IGCA(R), BJ Blitz(TM), Hot Shot Dice(TM), Lightning Strike Roulette(TM), Live Video Blackjack(R), Live Video Craps(R), Live Video Roulette(R), Bonus Streak(TM), Cascade of Diamonds(TM), Mythical Reels(TM) and Supersuits(R) are all trademarks of Innovative Gaming Corporation of America. IGCA either has federally registered trademarks or has applied for federal registration of these trademarks. In November 1997, IGCA received notification that it was granted a trademark and design registration for Lightning Strike Roulette in Australia.

         IGCA believes that the technical know-how, trade secrets, and creative skills of its employees and contract personnel are substantial rights of the Company.

DISTRIBUTORSHIP AND SALES AGENCY ARRANGEMENTS

         IGCA distributes and/or anticipates to distribute its products both directly to gaming markets and through licensed distributors. In certain jurisdictions, IGCA may use an existing licensed distributor to sell its products pursuant to any necessary tribal or regulatory transaction approvals.

COMPETITION

         Many gaming-equipment companies, several of which are large and well established, supply the casino and video lottery industries with video gaming machines and other gaming equipment. Management believes that Aristocrat, Alliance Gaming, International Game Technology, and WMS Industries are among the largest and most established gaming-machine suppliers. There can be no assurance that these competitors or others will not, in the future, develop gaming machines similar to IGCA's gaming machines. Furthermore, the Company is developing games for the intensely competitive single-player game market. IGCA cannot assure that any single-player games developed by IGCA will be accepted in such competitive markets.

                         DESCRIPTION OF XERTAIN BUSINESS


GENERAL

         Xertain was incorporated in Delaware on November 29, 1999, and is a participant in the legal Class III gaming industry and is primarily engaged in developing, manufacturing, and marketing high-technology-based casino gaming applications and technologies to compete in the market for PC-based gaming machines. Xertain intends to create and acquire new products for distribution to existing operators in the gaming industry. In addition, Xertain's business plan contemplates vertically integrating its products and services through the ownership and management of casino-gaming facilities.

         Xertain currently distributes gaming and non-gaming network-based PC products through its exclusive agreements and distributes these products both directly to casino operators and through the use of distributors on a jurisdictional basis. Specifically, Xertain has secured exclusive distribution agreements for all Innovative Gaming, Inc. products within California and outside of the United States. In addition to Xertain's present Las Vegas location, Xertain's business plan includes provisions for the development of tribal manufacturing and distribution facilities.

         Xertain intends to evaluate other jurisdictions based on cost and impact for internal sales and support development, or for the use of a distributor. Where Xertain elects to utilize a distributor, the distributor will be responsible for the service organization related to the sales.

         Gaming-device marketing is performed through word of mouth, trade shows, and direct development of future sales through casino management and development efforts.

CAPITAL STOCK OF XERTAIN

         Xertain's authorized capital stock consists of (i) 100,000 shares of common stock, no par value per share, of which 16,275 shares were issued and outstanding to 7 registered stockholders as of January 16, 2001, and (ii) 25,000,000 shares of common stock, $.01 par value per share, of which 9,193,488 were issued and outstanding to 20 registered stockholders as of January 16, 2001. Upon the merger of Xertain with and into IGCA Acquisition Corp., all shares of Xertain's capital stock, with the exception of the those shares owned by IGCA Acquisition Corp. (which will be cancelled at the effective time of the merger with IGCA), will be automatically converted into the right receive a pro rata share of 7,038,181 of IGCA common stock, as adjusted pursuant to the terms of the merger agreement, as amended.

         No established trading market exists for the shares of capital stock of Xertain. Xertain has never declared or paid any cash dividend or distributions on its common stock and does not intend to pay any cash dividends on its common stock in the foreseeable future.

LITIGATION

         There is no material legal proceedings pending or, to the knowledge of IGCA or Xertain, threatened against Xertain.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Xertain, Inc. was formed in November, 1999. The Company had no operations as of December 31, 1999. Its assets, which totaled $13,000, were the result of initial receipts of paid-in capital.

During the nine months ended September 30, 2000, Xertain's revenues consisted primarily of distributorship sales of gaming equipment and consulting fees. Operating expenses consisted of normal ongoing costs for operating the Company's facilities in Las Vegas, Nevada.

From December 31, 1999 to September 30, 2000, the Company's assets increased increased primarily due to receivables related to the distributorship sales mentioned above. The Company had accrued liabilities also related to these distributorship sales activities and its normal operating expenses.

As Xertain completes its development stage, the eventual amounts of its revenues and expenses and results of operations cannot be predicted. The Company's ability to generate cash flows sufficient to fund its operations also cannot be predicted.

As discussed in the notes to the financial statements, Xertain entered into a merger agreement with Innovative Gaming Corporation of America (IGCA) in October, 2000. The effects of this proposed merger on Xertain's revenues, expenses, results of operations and financial condition cannot be predicted.

                                  OTHER MATTERS

INDEPENDENT ACCOUNTANTS

         During October 1998, Arthur Andersen LLP resigned as independent public accountants for IGCA and the Company retained Kafoury & Armstrong & Co. in their place. Representatives of Kafoury & Armstrong & Co. are expected to be present at the special meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The audit committee of IGCA's board of directors participated in and approved the decision to change independent accountants.

         The reports of Arthur Andersen on IGCA's financial statements for the most recent two fiscal years for which that firm audited such financial statements, the most recent of which was the fiscal year ended December 31, 1997, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the 1996 and 1997 fiscal years and the subsequent period preceding Arthur Anderson's resignation, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen would have caused them to make reference thereto in their report on the financial statements for such years. During the 1996 and 1997 fiscal years and the subsequent period preceding Arthur Anderson's resignation, there were no reportable events.

         During IGCA's two most recent fiscal years prior to engaging Kafoury & Armstrong & Co., IGCA did not consult with Kafoury & Armstrong & Co. on any item regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on IGCA's financial statements, or (2) the subject matter of a disagreement or reportable event with the former independent accountants.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and Nasdaq. Officers, directors, and greater-than-ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Company, or written representations that no forms were required, the Company believes that during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors, and greater-than-ten-percent shareholders were complied with.

                       WHERE YOU CAN FIND MORE INFORMATION

         IGCA is subject to the Securities Exchange Act of 1934, as amended, and files annual, quarterly, and special reports, proxy statements, and other information with the SEC. You can read and copy any reports, statements, or other information we file at the SEC's public reference room at Judiciary Plaza, 450 5th Street, N.W., Room 1024, Washington, D.C. 20549. You can also do so at the following SEC regional offices:

     - New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and

     - Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

         You can receive additional information about the operation of the SEC's public-reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy, information statements, and other information regarding companies like IGCA that file information electronically with the SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information that has been filed with it, which means that we can disclose important information to you by referring you to the other information we have previously filed with the SEC. The information we incorporate by reference is considered to be part of this Proxy Statement, and related information that we file with the SEC will automatically update and supersede information we have included in this Proxy Statement. The following are specifically incorporated herein by reference:

         1. Annual Report on Form 10-K for the fiscal year ended December 31, 1999 as filed March 30, 2000;

         2. Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999 as filed May 1, 2000;

         3. Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999 as filed August 8, 2000;

         4. Quarterly Report on Form 10-Q filed for the quarterly period ended March 31, 2000 as filed May 15, 2000;

         5. Amended Quarterly Report on Form 10-Q/A filed for the quarterly period ended March 31, 2000 as filed August 10, 2000;

         6. Quarterly Report on Form 10-Q filed for the quarterly period ended June 30, 2000 as filed August 14, 2000;

         7. Quarterly Report on Form 10-Q filed for the quarterly period ended September, 30, 2000 as filed November 14, 2000;

         8.       Current Report on Form 8-K filed January 6, 2000;

         9.       Current Report on Form 8-K filed May 12, 2000;

         10.      Amended Current Report on Form 8-K/A filed May 19, 2000;

         11.      Current Report on Form 8-K filed August 18, 2000;

         12.      Current Report on Form 8-K filed September 22, 2000;

         13.      Current Report on Form 8-K filed October 16, 2000;

         14.      Current Report on Form 8-K filed February 14, 2001; and

         15. The description of common stock included under the caption "Securities to be Registered" in the Company's registration statement on Form 8-A, as filed on September 27, 1993, including any amendments or reports filed for the purpose of updating such description.

         You can request a free copy of the above filings or any filings subsequently incorporated by reference into this prospectus by writing or calling us at 333 Orville Wright Court, Las Vegas, Nevada 89119, (702) 614-7199.

                            PROPOSALS OF SHAREHOLDERS

         Pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, any shareholder desiring to submit a proposal for action by the stockholders at the next annual meeting must submit such proposal in writing to Chief Executive Officer, Innovative Gaming Corporation of America, 333 Orville Wright Court, Las Vegas, Nevada, 89119, within a reasonable time before we begin to mail proxy materials for the 2001 Annual Meeting of Shareholders. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

         On May 21, 1998, the SEC adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act. The amendment governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal which the shareholder has not sought to include in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days before the date of mailing of the prior year's proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

         With respect to the Company's 2001 Annual Meeting of Shareholders, if the Company is not provided notice of a stockholder proposal which the stockholder has not previously sought to include in the Company's proxy statement by March 30, 2001, the management proxies will be allowed to use their discretionary authority as outlined above.

         The Board of Directors does not intend to present at the special meeting any other matter not referred to above and does not presently know of any matters that may be presented at the meeting by others. If, however, other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.


                                     By Order of the Board of Directors


                                     /s/ Roland M. Thomas
                                     -------------------------------------------
                                     Chief Executive Officer

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                  XERTAIN, INC.

                    INNOVATIVE GAMING CORPORATION OF AMERICA

                                       AND

                             IGCA ACQUISITION CORP.





                          DATED AS OF OCTOBER 12, 2000

                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is made and entered into as of October 12, 2000, by and among XERTAIN, INC., a Delaware corporation (the "COMPANY"), INNOVATIVE GAMING CORPORATION OF AMERICA, a Minnesota corporation ("PURCHASER"), and IGCA ACQUISITION CORP., a Minnesota corporation and wholly owned subsidiary of Purchaser ("MERGER SUB").

         WHEREAS, Purchaser and the Company have previously entered into that certain Asset Purchase Agreement dated as of February 1, 2000 (the "ASSET PURCHASE AGREEMENT"), pursuant to which the Company would purchase from Purchaser certain specified and delineated assets of Purchaser utilized in, relating to, or arising from Purchaser's business of designing, manufacturing and selling gaming machines at its facilities in Reno, Nevada;

         WHEREAS, Purchaser has previously entered into that certain Agreement and Plan of Merger, dated as of December 31, 1999, by and among Purchaser, Merger Sub, nMortgage, Inc., a Delaware corporation, and Equitex, Inc., a Delaware corporation, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger dated as of February 1, 2000 (as amended, the "NMORTGAGE MERGER Agreement");

         WHEREAS, the parties to the Asset Purchase Agreement and the nMortgage Merger Agreement have entered into separate written Mutual Termination Agreements pursuant to which such parties have terminated each such agreement;

         WHEREAS, the respective Boards of Directors of Purchaser, Merger Sub and Company have determined that it is in their respective best interests and the best interests of their respective shareholders for the Company to be merged with and into Merger Sub in accordance with the laws of the States of Minnesota and Delaware and the provisions of this Agreement (the "MERGER");

         WHEREAS, the parties hereto desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the Merger.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:


                                   ARTICLE I.
                   PURCHASE AND SALE OF INITIAL COMPANY SHARES

         1.1 BASIC TRANSACTION. At the Initial Closing (as hereinafter defined), and on and subject to the terms of this Agreement, Merger Sub agrees to purchase from the Company, and the Company agrees to issue and sell to Merger Sub, 1,560,619 shares (the "INITIAL COMPANY SHARES") of the Company's common stock, $0.01 par value per share (the "COMPANY COMMON STOCK"), which shall represent Fourteen and nine-tenths of one percent

(14.9%) of the Company Common Stock issued and outstanding on a fully diluted basis after giving effect to (i) the exercise, issuance, or conversion of any warrants or any other agreements which may require the issuance of Company Capital Stock, and (ii) the sale and issuance of the Initial Company Shares.

         1.2 PURCHASE PRICE. In consideration for the acquisition of the Initial Company Shares by Merger Sub, Purchaser agrees to issue to the Company, or the designated stockholders thereof, 1,739,792 shares of Purchaser's common stock, $.01 par value per share (the "PURCHASER STOCK"), which shall represent 14.9% of issued and outstanding shares of Purchaser Stock (after to giving effect to such issuance; such shares as the "INITIAL PURCHASER SHARES").

         1.3 THE INITIAL CLOSING. The closing of the purchase of the Initial Company Shares pursuant to this Agreement (the "INITIAL CLOSING") shall take place at the offices of Maslon Edelman Borman & Brand, LLP, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota, 55402, on October 15, 2000, at 2:00 p.m. local time, or at such other location, date, or time as mutually agreed upon by the Parties. The date of the Initial Closing is referred to herein as the "INITIAL CLOSING DATE".

         1.4 INITIAL CLOSING DELIVERIES. Subject to the terms of this Agreement, at the Initial Closing, (a) the Company will deliver the various certificates, instruments and documents referred to in Section 7.3(d) hereof, and a certificate representing the Initial Company Shares, and (b) Purchaser will deliver the various certificates, instruments and documents referred to in
Section 7.2(d) hereof, and a certificate representing the Initial Purchaser Shares.


                                   ARTICLE II.
                               TERMS OF THE MERGER

         2.1. THE MERGER. At the Effective Time (as defined in Section 2.2 below), upon the terms and subject to the conditions of this Agreement, the Company shall be merged with and into Merger Sub in accordance with the Minnesota Business Corporation Act (the "MBCA") and the separate existence of the Company shall thereupon cease, and Merger Sub, as the surviving corporation in the Merger (the "SURVIVING CORPORATION"), shall continue its corporate existence under the laws of the State of Minnesota as a subsidiary of Purchaser. The parties shall prepare and execute articles of merger (the "ARTICLES OF MERGER") in order to comply in all respects with the requirements of the MBCA and with the provisions of this Agreement. Without limiting the generality of the foregoing and subject thereto, at the Effective Time all the property, rights, privileges, powers, immunities and franchises of Company and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Company and Merger Sub will become the debts, liabilities, obligations and duties of the Surviving Corporation.

         2.2. EFFECTIVE TIME. On the same business day as (unless the parties have to otherwise mutually agree), and promptly following, the receipt of the requisite vote of Purchaser's shareholders approving this Agreement and the transactions contemplated hereby, and the satisfaction or waiver of all other conditions to the consummation of the Merger set forth in Articles VII and VIII of this Agreement, the Company, Purchaser and Merger Sub will execute in the manner required by the MBCA and deliver for filing to the Secretary of State of the State of Minnesota the Articles of Merger. The parties shall mutually determine the time and place where the closing of the Merger (the "CLOSING"; with the date of such Closing being hereinafter referred to as the "CLOSING DATE") shall occur. The Merger will become effective upon the filing of the Articles of Merger with the Minnesota Secretary of State in accordance with the MBCA. The term "EFFECTIVE TIME" shall mean the date and time when the Merger becomes effective.

         2.3.  MERGER CONSIDERATION.

         (a) Subject to the provisions of this Agreement and with the exception of the Initial Company Shares, which Initial Company Shares shall be cancelled as of the Effective Time and with respect to which no Merger Consideration (as defined below) shall be payable, all of the issued and outstanding shares (such shares, exclusive of such Initial Company Shares as the "COMPANY SHARES") of the capital stock of the Company (the "COMPANY CAPITAL STOCK") (as more specifically described in Section 3.6), as of the Effective Time shall be converted into the right to receive, and there shall be paid and issued as hereinafter provided, in exchange for the Company Shares, 8,196,876 shares of Purchaser Stock (the "MERGER CONSIDERATION"), which Merger Consideration shall be adjusted as provided in Section 2.3(b) below.

         (b) The number of shares of Purchaser Stock constituting the Merger Consideration shall be increased by one share of Purchaser Stock for each share Purchaser Stock issued between the date hereof and the Effective Time upon the conversion of any shares of convertible preferred stock of Purchaser.

         (c) Each share of Company Stock held in the treasury of the Company shall be canceled as of the Effective Time and no Merger Consideration shall be payable with respect thereto.

         (d) Subject to the provisions of this Agreement, at the Effective Time, the shares of Merger Sub common stock outstanding immediately prior to the Merger shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into one share of the common stock of the Surviving Corporation (the "SURVIVING CORPORATION COMMON STOCK"), which one share of the Surviving Corporation Common Stock shall constitute all of the issued and outstanding capital stock of the Surviving Corporation and shall be owned by Purchaser.

         2.4. STOCKHOLDERS' RIGHTS UPON MERGER. Upon consummation of the Merger, the certificates which theretofore represented the issued and outstanding shares of the Company Capital Stock (the "CERTIFICATES") shall cease to represent any rights with respect thereto, and, subject to applicable Law (as defined in Section 3.4 below) and this Agreement, the Company Shares shall only represent the right to receive the Merger Consideration.

         2.5   SURRENDER AND EXCHANGE OF SHARES.

         (a) Prior to the Closing Date, Purchaser shall appoint an agent reasonably acceptable to the Company to act as exchange agent (the "EXCHANGE AGENT") for the Merger. Promptly after the Effective Time, Purchaser shall make available, or cause to be made available, to the Exchange Agent certificates evidencing the Merger Consideration, and, when necessary, aid the Exchange Agent in order to affect the exchange of such certificates.

         (b) On the Closing Date, Purchaser shall instruct the Exchange Agent to mail to each holder of record of a Certificate, within five business days of receiving from the Company list of such holders of record, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Purchaser may reasonably specify) and (ii) instructions for effecting the surrender of the Certificate in exchange for certificates representing the Merger Consideration.

         (c) After the Effective Time, the holders of the Company Shares shall surrender and deliver the Certificates to the Exchange Agent together with a duly completed and executed transmittal letter. Upon such surrender and delivery, each such holder shall receive a certificate representing such holder's pro rata portion of the Merger Consideration. Until so surrendered and exchanged, the outstanding Certificates after the Effective Time shall be deemed for all purposes to evidence the right to receive the Merger Consideration; provided, however, that no dividends or other distributions, if any, in respect of the shares of Purchaser Stock, declared after the Effective Time shall be paid to the holders of any unsurrendered Certificates until such Certificates and transmittal letters are surrendered and delivered are provided herein. Subject to applicable Law, after the surrender and exchange of Certificates, the record holders thereof will be entitled to receive any such dividends or other distributions without interest thereon, which theretofore have become payable with respect to the Merger Consideration. Holders of any unsurrendered Certificates shall not be entitled to vote Purchaser Stock until such Certificates are exchanged pursuant to this Agreement.

         (d) At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Capital Stock shall be made thereafter, other than transfers of shares of Company Capital Stock that have occurred prior to the Effective Time. In the event that, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for shares of Purchaser Stock as provided in Section 2.3 hereof.

         (e) If consideration in respect of Company Shares is to be made to a person other than the person in whose name a Certificate is registered, it shall be a condition to such payment that such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the Certificate surrendered or shall have established to the satisfaction of Purchaser that such tax either has been paid or is not payable.

         (f) None of the Company or Purchaser shall be liable to any holder of Company Shares for any such shares of Purchaser Stock (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar law, rule, regulation, statute, order, judgment or decree.

         2.6. CERTIFICATE OF INCORPORATION AND BYLAWS. Subject to Section 6.11 hereof, at and after the Effective Time, the certificate of incorporation and the bylaws of the Surviving

Corporation shall be identical to the certificate of incorporation and the bylaws of Merger Sub in effect at the Effective Time (subject to any subsequent amendments), which articles and bylaws shall be substantially similar in form and substance as the articles and bylaws of the Company as of the Effective Time.

         2.7. STOCK OPTIONS. Each option to purchase shares of Company Common Stock that is outstanding at the Effective Time (a "COMPANY OPTION") shall, by virtue of the Merger and without any action on the part of the holder thereof, be assumed by Purchaser. From and after the Effective Time, all references to the Company in the Company Option shall be deemed to refer to Purchaser. The Company Option assumed by Purchaser shall be exercisable upon the same terms and conditions as under the Company Option except that the number of shares and option exercise price per share shall be adjusted on a pro rata basis in accordance with the Merger.

         2.8. DIRECTORS AND OFFICERS. At and after the Effective Time the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and the officers of the Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their successors are elected or appointed and qualified. If, at the Effective Time, a vacancy shall exist on the board of directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

         2.9. OTHER EFFECTS OF MERGER. The Merger shall have all further effects as specified in the applicable provisions of the MBCA.

         2.10. PROXY STATEMENT.

         (a) For the purposes of holding the meeting of Purchaser's shareholders to vote upon the issuance of Purchaser Stock to the holders of the Company Shares in the Merger as contemplated by this Agreement (the "PURCHASER PROPOSAL"), Purchaser and the Company will cooperate in the preparation of a proxy statement (such proxy statement, together with any and all amendments and supplements thereto, being herein referred to as the "PROXY STATEMENT") satisfying all requirements of applicable state securities Laws, the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "SECURITIES ACT"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "SECURITIES EXCHANGE ACT").

         (b) The parties hereto will furnish each other with such information concerning each other as is necessary in order to cause the Proxy Statement, to comply with applicable Law. None of the information supplied by either party for inclusion in the Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The parties agree promptly to advise each other if, at any time prior to the meeting of Purchaser's shareholders referenced herein, any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide such party with the information needed to correct such inaccuracy or omission. Each party hereto will furnish such other party with such supplemental information as may be necessary in order to cause the Proxy

Statement, insofar as it relates to such party, to comply with applicable Law after the mailing thereof to Purchaser's shareholders.

         (c) The Company and Purchaser agree to cooperate in making any preliminary filings of the Proxy Statement with the Securities and Exchange Commission (the "SEC"), as promptly as practicable, pursuant to Rule 14a-6 under the Securities Exchange Act.

         (d) Purchaser shall provide the Company for its review a copy of the Proxy Statement at least such amount of time prior to each filing thereof as is customary in transactions of the type contemplated hereby and shall not make any filing with the SEC without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. The Company authorizes Purchaser to utilize the Proxy Statement and in all such state filed materials, the information concerning the Company provided to Purchaser in connection with, or contained in, the Proxy Statement.

         2.11. TAX-FREE REORGANIZATION. The parties intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "CODE"). None of the parties will knowingly take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

         2.12. ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect, or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Merger Sub or the Company or otherwise carry out this Agreement, the officers and directors of the other party of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Merger Sub or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Merger Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.


                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company (which for purposes hereof includes the subsidiaries of the Company) represents and warrants to Purchaser and Merger Sub that, except as specifically set forth in the Schedules attached hereto and delivered to Purchaser on the date hereof:

         3.1 SUBSIDIARIES. The Company does not own any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity.

         3.2. ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to own, lease and operate its properties and to carry on its business as now being conducted. The Company is qualified to do business as a foreign corporation in every jurisdiction in which the nature of its business or its ownership of property requires it to be so qualified except for those jurisdictions in which the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise), liabilities or the results of operations of the Company (a "COMPANY MATERIAL ADVERSE EFFECT"). The copies of the Company's articles of incorporation and bylaws, each of which have been furnished by the Company to Purchaser, reflect all amendments made thereto and are correct and complete as of the date hereof.

         3.3. EXECUTION, DELIVERY; VALID AND BINDING AGREEMENTS. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized and, no other proceedings on its parts is necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been, and the other agreements to be executed pursuant hereto will be at Closing, duly and validly executed and delivered by the Company and constitutes or will constitute the valid and binding obligation of the Company, enforceable in accordance with their respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies ("ENFORCEABILITY EXCEPTIONS").

         3.4. CONFLICTING AGREEMENTS. Except as set forth on Schedule 3.4, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by the Company with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws or other governing instruments of the Company, (ii) require any Consent (as hereinafter defined) under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any contract to which the Company is a party, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of the Company or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.5 hereof, contravene any applicable provision of any statute, law, rule or regulation or any order, decision, injunction, judgment, award or decree ("LAW") to which the Company or its assets or properties are subject, except, in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which would not be reasonably likely to have a Company Material Adverse Effect.

         3.5. GOVERNMENTAL APPROVALS. No consent, approval, waiver or authorization of, notice to or declaration or filing ("CONSENT") with any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any governmental or regulatory authority, agency, department, board, commission, administration or instrumentality, any court, tribunal or arbitrator and any self regulatory organization ("GOVERNMENTAL AUTHORITY") on the part of the Company is required in connection with the execution or delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby other than (i) the filing of the Certificate of Merger with the Secretary of State of Minnesota in accordance with the MBCA, (ii) filings with the SEC, state securities laws administrators and the National Association of Securities Dealers, Inc. ("NASD"), (iii) such filings as may be required in any jurisdiction where the Company is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization,
(iv) such filings as may be required in any jurisdiction where the Company is licensed as a gaming manufacturer or distributor with respect to the transaction contemplated by this agreement, and (v) those Consents that, if they were not obtained or made, would not be reasonably likely to have a Company Material Adverse Effect.

         3.6. CAPITALIZATION. The authorized shares of Company Capital Stock consists of One Hundred Thousand (100,000) shares of common stock, no par value per share, of which Sixteen Thousand Two Hundred Fifty (16,250) shares are issued and outstanding, and Twenty-five Million (25,000,000) shares of Company Common Stock, of which Eight Million Four Hundred Ninety-six Thousand Five Hundred Eighty-three (8,496,583) shares are issued and outstanding. All shares of Company Capital Stock will be automatically converted into shares of the Merger Consideration at the Effective Time except for the Initial Company Shares which shall be cancelled pursuant to Section 2.3(a) hereof. No other Company Capital Stock is authorized or issued. All issued and outstanding shares of the Company Common Stock are duly authorized, validly issued, fully paid and non-assessable. Except pursuant to this Agreement and as otherwise set forth in
Schedule 3.6, there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the outstanding, authorized but unissued, unauthorized or treasury shares of the Company Capital Stock or any other security of the Company, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such Company Capital Stock or other security. Except pursuant to this Agreement, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of Company Capital Stock and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from the Company any shares of Company Capital Stock or other securities of the Company of any kind.

         3.7. COMPANY FINANCIAL STATEMENTS. The Company has delivered to Purchaser, copies of (a) the unaudited balance sheet, as of August 31, 2000, of the Company (the "LATEST BALANCE SHEET") and the unaudited statements of earnings, shareholders' equity and cash flows of the Company for the eight-month period ended August 31, 2000, (such statements and the Latest Balance Sheet being herein referred to as the "LATEST FINANCIAL STATEMENTS") and (b) the balance sheets, as of June 30, 2000, of the Company and the statements of earnings, shareholders' equity and cash flows of the Company for the six months ended June 30, 2000, (collectively, the "REVIEWED FINANCIAL STATEMENTS"). The Latest Financial Statements and the Reviewed Financial Statements are true and correct, based upon the information contained in the books and records of the Company and fairly present the financial condition of the Company as of the dates thereof and results of operations, shareholders' equity and cash flows for the periods referred to therein. The Reviewed Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods indicated. The Latest Financial Statements have been or will be prepared in accordance with generally accepted accounting principles applicable to unaudited interim financial statements (and thus may not contain all notes which are required to be prepared in accordance with generally accepted accounting principles) consistent with the Reviewed Financial Statements and reflect all adjustments other than normal and customary year end adjustments necessary to fairly present the financial position, results of operations and cash flows for the interim period(s) presented.

         3.8. ABSENCE OF UNDISCLOSED LIABILITIES. Except as reflected in the Latest Balance Sheet, the Company has no material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit).

         3.9. NO MATERIAL ADVERSE CHANGES. Since August 31, 2000, there has not been, and the Company has no reason to believe that from the date hereof through the Closing Date, there will be, any material adverse change in the assets, financial condition, operating results, customer, employee or supplier relations, business condition or prospects of the Company.

         3.10. ABSENCE OF CERTAIN DEVELOPMENT. Since the date of the Latest Balance Sheet except as set forth on Schedule 3.10 (or in the ordinary course of the Company's business), the Company has not:

         (a) borrowed any amount or incurred or become subject to any liability, except (i) current liabilities incurred in the ordinary course of business and (ii) liabilities under contracts entered into in the ordinary course of business;

         (b) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of its assets, except (i) liens for current property taxes not yet due and payable and (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like;

         (c) discharged or satisfied any lien or encumbrance or paid any liability, other than current liabilities paid in the ordinary course of business;

         (d) sold, assigned or transferred (including, without limitation, transfers to any employees, affiliates or shareholders) any tangible assets, or canceled any debts or claims;

         (e) sold, assigned or transferred (including, without limitation, transfers to any employees, affiliates or shareholders) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets;

         (f) disclosed, to any person other than Purchaser and authorized representatives of Purchaser, any proprietary confidential information, other than pursuant to confidentiality agreements prohibiting the use or further disclosure of such information, which agreements are identified on Schedule 3.16 and are in full force and effect on the date hereof;

         (g) waived any rights of value or suffered any extraordinary losses or adverse changes in collection loss experience, whether or not in the ordinary course of business or consistent with past practice;

         (h) declared or paid any dividends or other distributions with respect to any shares of Company Capital Stock or redeemed or purchased, directly or indirectly, any shares of Company Capital Stock or any options;

         (i) issued, sold or transferred any of its equity securities, securities convertible into or exchangeable for its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities;

         (j) taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any "INSIDER" (as defined in Section 3.22 hereof);

         (k) suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance;

         (l) made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement, or adopted any new employee benefit plan or arrangement or made any commitment or incurred any liability to any labor organization;

         (m) made any capital expenditure or commitment therefor in excess of $20,000 in the aggregate;

         (n) made any loans or advances to, or guarantees for the benefit of, any persons, with the exception of loans, advances, and guarantees made to Purchaser by the Company or in the ordinary course of business;

         (o)   made any charitable contributions or pledges; or

         (p) made any change in accounting principles or practices or accounting reserves from those utilized in the preparation of the Reviewed Financial Statements.

         3.11. COMPLIANCE WITH LAWS. The business of the Company has been operated in compliance with all Laws applicable thereto, except for any instances of non-compliance which would not be reasonably likely to have a Company Material Adverse Effect.

         3.12. PERMITS. (i) The Company has all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of its business (collectively, the "COMPANY PERMITS"), (ii) the Company is not in violation of any Company Permit, and (iii) no proceedings are pending or, to the knowledge of the Company, threatened, to revoke or limit any Company Permit.

         3.13. TITLE TO PROPERTY. The Company owns no real property. There is listed on Schedule 3.13 a description of all of the Company's lease and sublease agreements (the "LEASES") for real property (the "REAL PROPERTY"). True and complete copies of the Leases have been delivered to Purchaser, including all amendments, supplements and modifications thereof. Except as indicated in
Schedule 3.13:

         (a) The Real Property has access, sufficient for the conduct of the Company's business as now conducted or as presently proposed to be conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operation of the business of the Company at those locations.

         (b)   Intentionally Omitted;

         (c) The Leases are in full force and effect, and the Company holds a valid and existing leasehold interest under each of the Leases in the Real Property. The Company is not in default, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under any of the Leases; nor, to the knowledge of the Company, is any other party to any of the Leases in default.

         (d) The Company owns good and marketable title to each of the tangible properties and tangible assets reflected on the Latest Balance Sheet or acquired since the date thereof, free and clear of all liens and encumbrances, except for (i) liens for current taxes not yet due and payable, (ii) the properties subject to the Leases, and (iii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers and materialmen.

         (e) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of the Company's business are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. The Company owns, or leases under valid leases, all buildings, machinery, equipment and other tangible assets necessary for the conduct of their respective businesses.

         (f) The Company is not in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, and the Company has not received any notice of, nor does it have any reason to believe (i) any such violation exists, or (ii) any condemnation proceeding exists with respect to any of the Real Property.

         (g) The Company has no knowledge of any improvements made or contemplated to be made by any public or private authority, the costs of which are to be assessed as special taxes or charges against any of the Real Property, and there are no present assessments.

         3.14. ACCOUNTS RECEIVABLE. The accounts receivable reflected on the Latest Balance Sheet are valid receivables, are not subject to valid counterclaims or setoffs, and are collectible in accordance with their terms, except to the extent of the bad debt reserve reflected on the Latest Balance Sheet.

         3.15. TAXES AND RETURNS.

         (a) The Company has timely filed, or caused to be timely filed all material Tax Returns (as defined below) required to be filed by them, and have paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes (as defined below) required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Latest Balance Sheet have been established or which are being contested in good faith. There are no material claims or assessments pending against the Company for any alleged deficiency in any Tax, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company (other than claims or assessments for which adequate reserves in the Latest Balance Sheet have been established or which are being contested in good faith or are immaterial in amount). The Company has no waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the Company for any extension of time within which to file any Tax Return or within which to pay any material amounts of Taxes shown to be due on any return. To the knowledge of the Company, there are no liens for material amounts of Taxes on the assets of the Company for statutory liens for current Taxes not yet due and payable.

         (b) For purposes of this Agreement, the term "TAX" (and with the corresponding meaning "TAXES" and "TAXABLE") shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Authority. The term "TAX RETURN" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a governmental entity with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

         3.16. CONTRACTS AND COMMITMENTS.

         (a) Schedule 3.16(a) lists each of the following agreements, whether oral or written, to which either the Company is a party, which are currently in effect, and which relate to the operation of the business of the Company:

               (i) collective bargaining agreement or contract with any labor union;

               (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan, other than as described on Schedule 3.20 (or excluded by such Section from inclusion thereon);

               (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal, other than as described on
         Schedule 3.20 (or excluded by such Section from inclusion thereon);

               (iv)   stock purchase or stock option plans;

               (v) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or relating to severance pay for any such person;

               (vi)   confidentiality agreements;

               (vii) contract, agreement or understanding relating to the voting of shares of the capital stock of or the election of directors of the Company;

               (viii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of the Company;

               (ix) guaranty of any obligation for borrowed money or otherwise;

               (x) lease or agreement under which it is lessee of, or holds or operates any property, real or personal, owned by any other party;

               (xi) lease or agreement under which it is lessor of, or permits any third party to hold or operate, any property, real or personal;

               (xii) contract or group of related contracts with the same party for the purchase of products or services under which the undelivered balance of such products or services is in excess of $10,000 as of the Latest Balance Sheet Date;

               (xiii) contract which prohibits the Company from freely engaging in business anywhere in the world;

               (xiv) license agreement or agreement providing for the payment or receipt of royalties or other compensation by the Company in connection with the intellectual property rights listed on Schedule 3.17;

               (xv)   contract or commitment for capital expenditures;

               (xvi)  agreement for the sale of any capital asset;

               (xvii) contract with any affiliate which in any way relates to the Company (other than for employment on customary terms); or

               (xviii) other agreement which is either material to the business of the Company or was not entered into in the ordinary course of business.

         (b) The Company, (i) has performed all material obligations required to be performed by it in connection with the contracts or commitments listed on
Schedule 3.16(a), (ii) is not in receipt of any claim of default under any such contract or commitment, and (iii) has no present expectation or intention of not fully performing any material obligation pursuant to any such contract or commitment. The Company has no knowledge of any breach or anticipated breach by any other party to any such contract or commitment listed on Schedule 3.16(a).

         (c) Prior to the date of this Agreement, Purchaser has been supplied with a true and correct copy of each written contract or commitment, and a written description of each oral contract or commitment, listed on Schedule 3.16(a), together with all amendments, waivers or other changes thereto.

         3.17. INTELLECTUAL PROPERTY RIGHTS.

         (a) Schedule 3.17(a) sets forth a complete list of all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, mask works, trade secrets, know-how, Internet Web sites, domain names and applications and registrations pertaining thereto or other intellectual property rights owned by, licensed to or otherwise controlled by the Company or used in, developed for use in, or necessary to the current conduct of the business of the Company as now conducted (the "INTELLECTUAL PROPERTY"). Except as set forth on Schedule 3.17(a), all of the Intellectual Property which is owned by the Company is owned free and clear of liens or encumbrances of any nature.

         (b) The Company owns, or is licensed or otherwise possesses legal enforceable rights to use all of the Intellectual Property.

         (c) To the knowledge of the Company, there are no conflicts with or infringements of any Intellectual Property by any third party and the conduct of the businesses as currently conducted does not conflict with or infringe any proprietary right of a third party.

         (d) Schedule 3.17(d) sets forth a complete list of all material licenses, sub-licenses and other agreements pursuant to which the Company has granted rights to use the Intellectual Property to any third party. The Company will not, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, be in breach of any license, sublicense or other agreement relating to the Intellectual Property.

         (e) The Company has not received any notice of, nor are there any facts known to the Company which indicate a likelihood of, any infringement or misappropriation by, or conflict from, any third party with respect to the Intellectual Property. No claim by any third party contesting the validity of any rights of the Company in the Intellectual Property has been made, is currently outstanding or, to the knowledge of the Company, is threatened. The Company has not received any notice of any infringement, misappropriation or violation by the Company of any intellectual property rights of any third parties and the Company has not infringed, misappropriated or otherwise violated any such intellectual property rights. No infringement, illicit copying, misappropriation or violation has occurred or will occur with respect to the current conduct of the business of the Company.

         3.18. LITIGATION. There is no suit, action or proceeding ("Litigation") pending or, to the knowledge of the Company, threatened against the Company, at law or in equity, or before or by any Government Authority, which, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority outstanding against the Company which, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect.

         3.19. EMPLOYEES.

         (a) To the knowledge of the Company, no group of the Company's employees has any plans to terminate his, her or its employment.

         (b) The Company has complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes;

         (c) The Company has no material labor relations problem pending and its labor relations are satisfactory;

         (d) There are no workers' compensation claims pending against the Company nor is the Company aware of any facts that would give rise to such a claim;

         (e) No employee of the Company is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company; and

         (f) No employee or former employee of the Company has any claim with respect to any rights of the Company in the Intellectual Property.

         3.20. EMPLOYEE BENEFITS PLANS. Schedule 3.20 contains a complete and accurate list of all employee benefit plans maintained or contributed to by the Company ("COMPANY BENEFIT PLAN"). A "BENEFIT PLAN" shall include (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, together with all regulations thereunder ("ERISA"), even if, because of some other provision of ERISA, such plan is not subject to any or all of ERISA's provisions, and (ii) whether or not described in the preceding clause, any pension, profit sharing, stock bonus, deferred or supplemental compensation, retirement, thrift, stock purchase or stock option plan or any other compensation, welfare, fringe benefit or retirement plan, program, policy or arrangement providing for benefits for or the welfare of any or all of the current or former employees or agents of the Company or any of its subsidiaries or their beneficiaries or dependents; provided that Benefit Plans shall not include any multiemployer plan, as defined in Section 3(37) of ERISA (a "MULTIEMPLOYER PLAN"). The Company has delivered or made available to Purchaser a true, correct and complete copy of each Company Benefit Plan. Each Company Benefit Plan has been maintained in compliance with its terms and all applicable Law. The Company does not contribute to, or have any outstanding liability with respect to, any Multiemployer Plan.

         3.21. INSURANCE. Schedule 3.21 sets forth a true and complete list of all insurance policies carried by, or covering the Company with respect to its business, assets and properties and with respect to which records are maintained at the principal executive offices of the Company, together with, in respect of each such policy, the amount of coverage and the deductible. The Company maintains insurance policies against all risk of a character, including, without limitation, business interruption insurance, and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Each insurance policy set forth on Schedule 3.21 is in full force and effect and all premiums due thereon have been paid in full. There has been no threatened termination of, or premium increase whether retrospective or prospective with respect to, any of such policies.

         3.22. RELATED PARTY TRANSACTIONS. Except as set forth on Schedule 3.22, no officer, director or employee of the Company or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "INSIDERS"), has any agreement with the Company (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of the Company (other than ownership of Company Capital Stock). No Insider has any direct or indirect interest in any competitor, supplier or customer of the Company or in any person, firm or entity from whom or to whom the Company leases any property, or in any other person, firm or entity with whom the Company transacts business of any nature. For purposes of this Section 3.22, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer, director or employee.

         3.23. DISCLOSURE. Neither this Agreement, any of the Exhibits or Schedules hereto, any of the documents delivered by or on behalf of the Company pursuant to Article VII hereof, nor any of the financial statements referred to in Section 3.7 hereof, contains any untrue statement of a material fact regarding the Company or its business or any of the other matters dealt with in this Article III relating to the Company or the transactions contemplated by this Agreement or omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.


                                   ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser (which for the purposes hereof includes the subsidiaries of Purchaser, except as otherwise indicated herein) represents and warrants to the Company that, except as specifically set forth in the Schedules attached hereto and delivered to the Company on the date hereof:

         4.1. ORGANIZATION AND CORPORATE POWER. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, has the requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to own, lease and operate its properties and to carry on its business as now being conducted. At the Effective Time, Merger Sub shall be a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, and shall have the requisite corporate power and authority and all authorizations, licenses, permits and certifications necessary to own, lease and operate its properties and to carry on its business as then contemplated. Purchaser is qualified to do business as a foreign corporation in every jurisdiction in which the nature of its business or its ownership of property requires it to be so qualified except for those jurisdictions in which the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise), liabilities or the results of operations of Purchaser (a "PURCHASER MATERIAL ADVERSE EFFECT"). The copies of the articles of incorporation and bylaws of Purchaser which have been furnished by Purchaser to the Company prior to the date hereof reflect all amendments made thereto and are correct and complete as of the date hereof.

         4.2. EXECUTION, DELIVERY; VALID AND BINDING AGREEMENTS. Subject to the approval of Purchaser's shareholders at a meeting called for the purpose of approving this Agreement and the transactions contemplated hereby, Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Subject to the foregoing, the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been and the other agreements to be executed pursuant hereto will be at Closing duly and validly executed and delivered by Purchaser and constitute the valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions.

         4.3. CONFLICTING AGREEMENTS. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Purchaser with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws or other governing instruments of Purchaser, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any contract to which the Company is a party, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Purchaser or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.4 hereof, contravene any Law to which the Company or its respective assets or properties are subject, except, in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which would not be reasonably likely to have a Purchaser Material Adverse Effect.

         4.4. GOVERNMENTAL APPROVALS. No Consent with any Governmental Authority on the part of Purchaser is required in connection with the execution or delivery by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated hereby other than (i) the filing of the Certificate of Merger with the Secretaries of State of Minnesota and Delaware in accordance with the MBCA and the Delaware General Corporations Law, (ii) filings with the SEC, state securities laws administrators and the NASD, (iii) such filings as may be required in any jurisdiction where Purchaser is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization and (iv) those Consents that, if they were not obtained or made, would not be reasonably likely to have a Purchaser Material Adverse Effect.

         4.5. CAPITALIZATION. The authorized capital stock of Purchaser consists of (i) One Hundred Million (100,000,000) shares of Capital Stock, of which, as of the date hereof, Nine Million Nine Hundred Thirty-six Thousand Six Hundred Sixty-six (9,936,668) shares of

Common Stock are issued and outstanding (ii) 4,000 shares have been designated Series B Convertible Preferred Stock, par value $0.01 per share, of which 30 shares are issued and outstanding on the date hereof, (iii) 2,000 shares have been designated Series C Convertible Preferred Stock, par value $0.01 per share, of which 800 shares are issued and outstanding on the date hereof, and (iv) 3,000 shares have been designated Series D Convertible Preferred Stock, par value $0.01 per share, of which 1,250 are issued and outstanding as of the date hereof. No other capital stock of the Company is authorized or issued. All issued and outstanding shares of Purchaser Stock are duly authorized, validly issued, fully paid and non-assessable. Except as set forth in Schedule 4.5, there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of Purchaser, and there is no outstanding security of any kind convertible into or exchangeable, for any such capital stock or other security. Except as set forth in Schedule 4.5, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by Purchaser and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Purchaser any shares of capital stock or other securities of Purchaser of any kind. Except as set forth in Schedule 4.5, there are no agreements or other rights or arrangements existing which obligate Purchaser register shares of its capital stock or any other of its securities with the SEC.

         4.6. SUBSIDIARIES. Purchaser does not own any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity other than (i) Merger Sub, which is a wholly-owned subsidiary of Purchaser, and (ii) Innovative Gaming, Inc., a Nevada corporation ("IGI"). Each of Merger Sub and IGI is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify. All of the outstanding shares of capital stock of Merger Sub and IGI are owned by Purchaser free and clear of any lien and not subject to any option or right to purchase any such shares. Neither the Merger Sub nor IGI owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

         4.7. PURCHASER FINANCIAL STATEMENTS. All financial statement filed by Purchaser with the SEC, including the statements as of June 30, 2000, (the "PURCHASER BALANCE SHEET DATE"), fairly present in all material respects the financial condition of Purchaser's business at such date and the results of operations for the period then ended and have been prepared in accordance with generally accepted accounting principles, consistently applied. Since the Purchaser Balance Sheet Date, there has not been:

               (a) any material adverse change in the financial condition of the business, assets, or liabilities of Purchaser;

               (b) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the business or assets of Purchaser;

               (c) any sale or transfer of any of Purchaser's assets used in or useful to the its business, except in the ordinary course of business; or

               (d) any transaction affecting the business or assets of Purchaser entered into by Purchaser, other than in the ordinary course of business, except this agreement.

         4.8. LITIGATION. Except as set forth on Schedule 4.8, there is no Litigation pending or, to the knowledge of Purchaser, threatened against Purchaser, at law or in equity, or before or by any Government Authority, which, individually or in the aggregate, would be reasonably likely to have a Purchaser Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority outstanding against Purchaser which, individually or in the aggregate, would be reasonably likely to have a Purchaser Material Adverse Effect.

         4.9 NO MATERIAL VIOLATIONS. Purchaser is not in violation of any applicable law, rule or regulation relating to its business that would reasonably be expected to have a Purchaser Material Adverse Effect, and, to the knowledge of the Purchaser, there are no requests, claims, notices, investigations, demands, administrative proceedings, hearings or other governmental claims against Purchaser alleging the existence of any such violation.

         4.10 EMPLOYEES. Schedule 4.10 lists all employees of Purchaser as of the date hereof engaged in operation of Purchaser's business and in the case of each such employee sets forth the position, level of compensation, date of employment, and years of employment recognized for determining eligibility for participation in, and vesting and credited service under any employee plans.

         4.11  OFFICE LEASE.

         (a) Purchaser is a party to a certain Lease Agreement (the "OFFICE LEASE") between Purchaser and Dermody Properties, dated July 9, 1996. Purchaser has good and marketable title to the leasehold interest under the Office Lease, which is free and clear of all liens and encumbrances or charges of any kind or character; except as set forth on Schedule 4.11, there is no default under the Office Lease on the part of Purchaser and/or, to Purchaser's knowledge, on the part of the lessor under the Office Lease. To Purchaser's knowledge, there is no act, event or happening or contingency which, with the passage of time or giving of notice or both would be a default by lessor under the Office Lease, and the Office Lease is in full force and effect and all obligations and conditions thereof to be performed by Purchaser and, to Purchaser's knowledge, to be performed by lessor thereunder and necessary to the enforceability of the Office Lease have been satisfied.

         (b) To the best of Purchaser's knowledge, Purchaser is not in violation of any applicable law regulating the uses that may be made of the premises leased pursuant to the Office Lease or other law, regulation or requirement relating to the operation of such leased premises, and Purchaser has not received any written notice of any such violation, or of the existence of any condemnation proceeding with respect to any of such leased premises.

         (c) Purchaser has no knowledge of improvements made or contemplated to be made by any public or private authority, the costs of which are to be assessed as special taxes or charges under the Office Lease, and to Purchaser's knowledge, there are no present assessments payable by Purchaser as lessee under the Office Lease.

         4.12 TITLE TO PERSONAL PROPERTY. Except as indicated on Schedule 4.12, Purchaser has good title to all of its personal property, free and clear of all mortgages, liens, pledges, charges and encumbrances.

         4.13 CONDITION OF THE ASSETS. All of the tangible assets of Purchaser are free from defects, have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

         4.14  INTELLECTUAL PROPERTY RIGHTS.

         (a) Schedule 4.14(a) sets forth a complete list of all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, mask works, trade secrets, know-how, Internet Web sites, domain names and applications and registrations pertaining thereto or other intellectual property rights owned by, licensed to or otherwise controlled by Purchaser or used in, developed for use in, or necessary to the current conduct of the business of the Company as now conducted (the "PURCHASER INTELLECTUAL PROPERTY"). Except as set forth on Schedule 4.14(a), all of the Purchaser Intellectual Property which is owned by Purchaser is owned free and clear of liens or encumbrances of any nature.

         (b) Purchaser owns, or licenses or otherwise possesses legal enforceable rights to use all of the Purchaser Intellectual Property.

         (c) To the knowledge of Purchaser, there are no conflicts with or infringements of any Purchaser Intellectual Property by any third party and the conduct of the businesses as currently conducted does not conflict with or infringe any proprietary right of a third party.

         (d) Schedule 4.14(d) sets forth a complete list of all material licenses, sub-licenses and other agreements pursuant to which Purchaser has granted rights to use the Purchaser Intellectual Property to any third party. Purchaser will not, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, be in breach of any license, sublicense or other agreement relating to the Purchaser Intellectual Property.

         (e) Purchaser has not received any notice of, nor are there any facts known to Purchaser which indicate a likelihood of, any infringement or misappropriation by, or conflict from, any third party with respect to the Purchaser Intellectual Property. No claim by any third party contesting the validity of any rights of Purchaser in the Purchaser Intellectual Property has been made, is currently outstanding or, to the knowledge of Purchaser, is threatened. Purchaser has not received any notice of any infringement, misappropriation or violation by Purchaser of any intellectual property rights of any third parties and Purchaser has not infringed, misappropriated or otherwise violated any such intellectual property rights. No infringement, illicit copying, misappropriation or violation has occurred or will occur with respect to the current conduct of the business of Purchaser.

         4.15 TAXES. Purchaser has paid all federal, state and local income, profits, franchise, sales, use, property, excise, payroll, and other taxes and assessments (including interest and penalties) relating to its business, in each case to the extent that such have become due and are not being contested in good faith. No claims for additional taxes have been asserted against Purchaser and no audits are pending with respect to any tax liabilities of Purchaser.

         4.16 INSURANCE. Purchaser maintains property and casualty insurance on a replacement costs basis on all of its tangible assets and product liability insurance with respect to its business. Except as set forth in Schedule 4.16, all policies providing such insurance are in full force and effect and Purchaser has not received any notice of impending cancellation or non-renewal thereof.

         4.17 PRODUCT LIABILITY. Purchaser has no knowledge of any liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, or delivered by Purchaser, other than liabilities that both individually and in the aggregate would not be reasonably likely to have a Purchaser Material Adverse Effect and that are reasonably expected to be fully covered by Purchaser's insurance.

         4.18. BROKERAGE. No third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Purchaser.

         4.19. DISCLOSURE. Neither this Agreement, any of the Exhibits or Schedules hereto, any of the documents delivered by or on behalf of Purchaser pursuant to Article VII hereof, nor any of the financial statements referred to in Section 4.7 hereof, contains any untrue statement of a material fact regarding Purchaser or its business or any of the other matters dealt with in this Article IV relating to Purchaser or the transactions contemplated by this Agreement or omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to the Company which could reasonably be anticipated to have a Purchaser Material Adverse Effect.


                                   ARTICLE V.
                       ADDITIONAL COVENANTS OF THE COMPANY

         The Company covenants and agrees as follows:

         5.1.  CONDUCT OF BUSINESS OF THE COMPANY.

         (a) Unless Purchaser and the Company shall otherwise agree in writing and except as expressly contemplated by this Agreement or the Schedules attached hereto, during the period from the date of this Agreement to the Effective Time,
(i) the Company shall conduct its business in the ordinary course and consistent with past practice, and the Company shall use its reasonable commercial efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all persons with whom it does business, and (ii) without limiting the generality of the foregoing, the Company will not:

               (A) amend or propose to amend its certificate of incorporation or bylaws (or comparable governing instruments) in any material respect;

               (B) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Company including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of the Company;

               (C) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any Combination thereof) in respect of its capital stock, other than dividends or distributions to the Company or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

               (D) other than in the ordinary course of business consistent with past practice, (a) create, incur or assume any debt, except refinancing of existing obligations on terms that are no less favorable to the Company than the existing terms; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any Person; (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other Person (other than customary travel, relocation or business advances to employees); (d) acquire the stock or assets of, or merge or consolidate with, any other Person; (e) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise); or (f) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed material to the Company taken as a whole other than to secure debt permitted under (a) of this clause (D);

               (E) increase in any manner the compensation of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, officer, director, other employee, agent, consultant or affiliate other than as required pursuant to the terms of agreements in effect on the date of this Agreement and such as are in the ordinary course of business consistent with past practice; or

               (F) take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

         (b) The Company shall use it reasonable commercial efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all the Company Permits necessary for, or otherwise material to, such business.

         5.2. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Purchaser if any of the following occur after the date of this
Agreement: (i) receipt by the Company of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, provided that such Consent would have been required to have been disclosed in this Agreement; (ii) receipt of any material notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (iii) the occurrence of an event which would be reasonably likely to have a Company Material Adverse Effect or
(iv) the commencement or threat of any Litigation involving or affecting the Company, or any of the properties or assets of the Company, or, to the knowledge of the Company, any employee, agent, director or officer, in his or her capacity as such, of the Company which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Merger or the other transactions contemplated by this Agreement.

         5.3. ACCESS TO INFORMATION. Between the date of this Agreement and the Effective Time, the Company will give, and shall direct its accountants and legal counsel to give, Purchaser and its respective authorized representatives (including, without limitation, its financial advisors, accountants and legal counsel), at all reasonable times, access as reasonably requested to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to the Company, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish Purchaser with such financial and operating data and other information with respect to the business and properties of the Company as Purchaser may from time to time reasonably request.

         5.4. STOCKHOLDER APPROVAL. As soon as practicable, the Company and its stockholders shall approve and adopt this Agreement and the transactions contemplated hereby.

         5.5. REASONABLE COMMERCIAL EFFORTS. Subject to the terms and conditions herein provided, the Company agrees to use its reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by this Agreement, including, but not limited to, obtaining all Consents from Governmental Authorities and other third parties required for the consummation of the Merger and the transactions contemplated thereby. Upon the terms and subject to the conditions hereof, the Company agrees to use reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Initial Closing and the Closing as set forth herein.

         5.6. PUBLIC ANNOUNCEMENTS. So long as this Agreement is in affect, the Company shall not, and shall cause its affiliates not to issue or cause the publication of any press release or any other announcement, whether written or oral, with respect to the Merger or the other transactions contemplated hereby without the obtaining the prior written consent of Purchaser, except where such release or announcement is required by applicable Law, in which case the Company, upon learning of such requirement and prior to making such announcement, notifies Purchaser in writing of such requirement and attempts in good faith to comply with this Section 5.6.

         5.7. COMPLIANCE. In consummating the Merger and the other transactions contemplated hereby, the Company shall comply in all material respects with the provisions of the Securities Exchange Act and the Securities Act and shall comply in all material respects, with all other applicable Laws.

         5.8.  NO SOLICITATION.

         (a) The Company shall, and shall direct and use reasonable efforts to cause its officers, directors, employees, investment bankers, brokers and other representatives and agents to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Company Acquisition Proposal (as defined below). The Company shall not, nor shall it authorize or permit any of its officers, directors, employees, investment bankers, brokers and other representatives and agents to, directly or, indirectly, (i) take any action to solicit, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Company Acquisition Proposal, or (ii) engage in negotiations with, or disclose any information relating to the Company or afford access to the properties, books, or records of the Company to any Person that may be considering making, or has made, an Company Acquisition Proposal. For purposes of this Agreement, "COMPANY ACQUISITION PROPOSAL" means any offer or proposal for, or any indication of interest in, any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, or the acquisition of any significant equity interest in, or a substantial portion of the assets of the Company, other than the transactions contemplated by the Merger Agreement.

         (b) Except as set forth in this Section 5.8, neither the board of directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Purchaser, the approval or recommendation by such board of directors or such committee of this Agreement and the transactions contemplated hereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Acquisition Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "COMPANY ACQUISITION Agreement") related to any Company Acquisition Proposal. Notwithstanding the foregoing, in the event that prior to the Effective Time the board of directors of the Company determines in good faith that the failure to do so could create a reasonable possibility of a breach of its fiduciary duties to the Company's stockholders under applicable law, the board of directors of the Company may (subject to this and the following sentences) (x) withdraw or modify its approval or recommendation of this Agreement and the transactions contemplated hereby, or (y) approve or recommend a Company Superior Proposal (as defined below) or terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause the Company to enter into any Company Acquisition Agreement with respect to any Company Superior Proposal), but in each of the cases set forth in this clause (y), only at a time that is after the second business day following Purchaser's receipt of written notice advising Purchaser that the board of directors of the Company has received a Company Superior Proposal, specifying the material terms and conditions of such Company Superior Proposal and identifying the person making such Company Superior Proposal. For purposes of this Agreement, a "COMPANY SUPERIOR PROPOSAL" means any bona fide offer or proposal for, or any indication of interest in, any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, or the acquisition of any significant equity interest in, or a substantial portion of the assets of the Company which the board of directors of the Company determines in its good faith judgment (based on the advice of its advisors) to be more favorable to the Company's stockholders than the Merger (taking into account all factors relating to such proposed transaction deemed relevant by the board of directors of the Company, including, without limitation, the financing thereof and all other conditions thereto).

         (c)   In addition to the obligations of the Company set forth in this
Section 5.8, the Company shall promptly notify Purchaser in writing after receipt of any Company Acquisition Proposal or any request for information relating to the Company by any Person that may be considering making, or has made, a Company Acquisition Proposal, which notification shall describe the material terms and conditions of such request or Company Acquisition Proposal and the identity of the person making such request or Company Acquisition Proposal.

         (d) Notwithstanding the covenants contained in this Section 5.8, the Company may furnish information concerning its business to a third party making an unsolicited Company Acquisition Proposal and enter into discussions, negotiations or agreements with such third party if the Company concludes after due consideration, which shall include consultation with legal counsel and other advisors, that an applicable fiduciary duty of any of the Company's directors or officers require such actions.

         5.9. TAKEOVER STATUTES. If any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (each a "TAKEOVER STATUTE") is or may become applicable to the Merger, the Company and the members of its board of directors will grant such approvals, and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated hereby.

         5.10. SCHEDULES. Any Schedule required to be supplied by the Company pursuant to this Agreement shall be completed and delivered to Purchaser on or prior to Friday, October 20, 2000.


                                   ARTICLE VI.
                        ADDITIONAL COVENANTS OF PURCHASER

         Purchaser covenants and agrees as follows:

         6.1. REGISTRATION RIGHTS. If at any time after the Initial Closing, Purchaser shall propose to file any registration statement (other than any registration on Form S-4, S-8 or any other similarly inappropriate form, or any successor forms thereto) under the Securities Act covering a public offering of Purchaser Stock (a "REGISTRATION STATEMENT"), Purchaser shall notify the holder/s of the Initial Purchaser Shares at least thirty (30) days prior to each such filing and will use its best efforts to include in the Registration Statement (to the extent permitted by applicable regulation), the Initial Purchaser Shares to the extent requested by the holder of such Initial Purchaser Shares within twenty (20) days after receipt of notice of such filing (which request shall specify the number of Initial Purchaser Shares intended to be sold or disposed of by such holder and describe the nature of any proposed sale or other disposition thereof); provided, however, that if a greater number of Initial Purchaser Shares is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of Initial Purchaser Shares proposed to be offered by such holders for registration, as well as the number of securities of any other selling shareholders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter. Purchaser shall keep the Registration Statement effective and current until the earlier to occur of (i) the date all the Initial Purchaser Shares are sold, or (ii) the date all of the Initial Purchaser Shares may be sold under Rule 144(k) under the Securities Act. Purchaser shall bear all expenses and fees incurred in connection with the preparation, filing, and amendment of the Registration Statement with the SEC, except that each holder shall pay all fees, disbursements and expenses of any counsel or expert retained by such holder and all underwriting discounts and commissions, filing fees and any transfer or other taxes relating to the Initial Purchaser Shares included in the Registration Statement. The Company agrees to cooperate with Purchaser, and agrees to cause any transferee of the Initial Purchaser Shares to cooperate with Purchaser, in the preparation and filing of any Registration Statement, and in the furnishing of information concerning the Company for inclusion therein, or in any efforts by Purchaser to establish that the proposed sale is exempt under the Securities Act as to any proposed distribution.

         6.2.  CONDUCT OF BUSINESS OF PURCHASER.

         (a) Except for transactions in connection with the sale of the Initial Purchaser Shares as contemplated by Article I hereof, unless the Company shall otherwise agree in writing and except as expressly contemplated by this Agreement or Schedules attached hereto, during the period from the date of this Agreement to the Effective Time, (i) Purchaser shall conduct its business in the ordinary course and consistent with past practice, and Purchaser shall use its reasonable commercial efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with all persons with whom it does business and (ii) without limiting the generality of the foregoing, neither Purchaser will not:

               (A) except in connection with obtaining the Interim Financing (as such term is defined in Section 8.2(d) hereof), amend or propose to amend its Certificate of Incorporation or Bylaws (or comparable governing instruments) in any material respect;

               (B) except in connection with obtaining the Interim Financing authorize for issuance issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of Purchaser, including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of Purchaser, except for the issuance of shares of Purchaser Stock pursuant to the exercise of stock options outstanding on the date of this Agreement in accordance with their present terms;

               (C) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to Purchaser, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities;

               (D) other than in the ordinary course of business consistent with past practice, (a) create, incur or assume any debt, except refinancing of existing obligations on terms that are no less favorable to Purchaser or its subsidiaries than the existence terms; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person; (c) make any capital expenditures or make any loans, advances or capital contributions to, or investments in, any other person (other than customary travel, relocation or business advances to employees); (d) acquire the stock or assets of, or merge or consolidate with, any other person; (e) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise); or (f) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed material to Purchaser other than to secure debt permitted under (a) of this clause
         (D);

               (E) increase in any manner the compensation of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any stockholder, officer, director, other employee, agent, consultant or affiliate other than as required pursuant to the terms of agreements in effect on the date of this Agreement and such as are in the ordinary course of business consistent with past practice; or

               (F) take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests," for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

         (b) Purchaser shall use its reasonable commercial efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all the Purchaser Permits necessary for, or otherwise material to, such business.

         6.3. NOTIFICATION OF CERTAIN MATTERS. Purchaser shall give prompt notice to the Company if any of the following occur after the date of this
Agreement: (i) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, provided that such Consent would have been required to have been disclosed in this Agreement; (ii) receipt of any material notice or other communication from any Governmental Authority (including, but not limited to, the NASD or any securities exchange) in connection with the transactions contemplated by this Agreement; (iii) the occurrence of an event which would be reasonably likely to have a Purchaser Material Adverse Effect or (iv) the commencement or threat of any Litigation involving or affecting Purchaser or any of its properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of Purchaser which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Merger or the other transactions contemplated by this Agreement.

         6.4. ACCESS AND INFORMATION. Between the date of this Agreement and the Effective Time, Purchaser will give, and shall direct its accountants and legal counsel to give, the Company and its respective authorized representatives (including, without limitation, its financial advisors, accountants and legal counsel), at all reasonable times, access as reasonably requested to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to Purchaser, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish the Company with (a) such financial and operating data and other information with respect to the business and properties of Purchaser as the Company may from time to time reasonably request and (b) a copy of each material report, schedule and other document filed or received by Purchaser or any of its subsidiaries pursuant to the requirements of applicable securities laws or the NASD.

         6.5. REASONABLE COMMERCIAL EFFORTS. Subject to the terms and conditions herein provided, Purchaser agrees to use its reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper advisable to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by this Agreement, including, but not limited to obtaining all Consents from Governmental Authorities and other third parties required for the consummation of the Merger and the transactions contemplated thereby. Upon the terms and subject to the conditions hereof Purchaser agrees to use reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the closing set forth herein.

         6.6. PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, Purchaser shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement, whether written or oral, with respect to the merger or the transactions contemplated hereby without obtaining the prior written consent of the Company, except where such release or announcement is required by applicable Law or pursuant to any applicable listing agreement with, or rules or regulations of, the NASD, in which case Purchaser, upon learning of such requirement and prior to making such announcement, notifies the Company in writing of such requirement and attempts in good faith to comply with this Section 6.6.

         6.7. COMPLIANCE. In consummating the Merger and the other transactions contemplated hereby, Purchaser shall comply in all material respects with the provisions of the Securities Exchange Act and the Securities Act and shall comply in all material respects with all other applicable Laws.

         6.8. SEC AND STOCKHOLDER FILINGS. Purchaser shall send to the Company a copy of all material public reports and materials as and when it sends the same to its shareholders, the SEC or any state or foreign securities commission.

         6.9. SHAREHOLDER APPROVAL. As soon as practicable, Purchaser will take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of approving the Purchaser Proposal and for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby. Except as otherwise contemplated by this Agreement, the board of directors of Purchaser will use its best efforts to obtain any necessary approval by Purchaser's shareholders of the Purchaser Proposal. Notwithstanding the foregoing, unless the board of directors of Purchaser, after consultation with outside legal counsel to Purchaser, determines that to do so would likely breach the fiduciary duties of the board of directors under applicable law, Purchaser, acting through its board of directors, shall include in the Proxy Statement the recommendation of the board of directors that the shareholders of Purchaser vote in favor of the Purchaser Proposal.

         6.10. NO SOLICITATION.

         (a) Purchaser shall, and shall direct and use reasonable efforts to cause its officers, directors, employees, investment bankers, brokers and other representatives and agents to, immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Purchaser Acquisition Proposal (as defined below). Purchaser shall not, nor shall it authorize or permit any of its officers, directors, employees, investment bankers, brokers and other representatives and agents to, directly or, indirectly, (i) take any action to solicit, initiate or encourage (including by way of furnishing information), or take any other action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Purchaser Acquisition Proposal, or
(ii) engage in negotiations with, or disclose any information relating to Purchaser or afford access to the properties, books, or records of Purchaser to any Person that may be considering making, or has made, an Purchaser Acquisition Proposal. For purposes of this Agreement, "PURCHASER ACQUISITION PROPOSAL" means any offer or proposal for, or any indication of interest in, any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Purchaser, or the acquisition of any significant equity interest in, or a substantial portion of the assets of Purchaser, other than the transactions contemplated by the Merger Agreement.

         (b) Except as set forth in this Section 6.10, neither the board of directors of Purchaser nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by such board of directors or such committee of the Purchaser Proposal, (ii) approve or recommend, or propose publicly to approve or recommend, any Purchaser Acquisition Proposal or (iii) cause Purchaser to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "PURCHASER ACQUISITION

AGREEMENT") related to any Purchaser Acquisition Proposal. Notwithstanding the foregoing, in the event that prior to the Effective Time the board of directors of Purchaser determines in good faith that the failure to do so could create a reasonable possibility of a breach of its fiduciary duties to Purchaser's shareholders under applicable law, the board of directors of Purchaser may (subject to this and the following sentences) (x) withdraw or modify its approval or recommendation of the Purchaser Proposal or (y) approve or recommend a Purchaser Superior Proposal (as defined below) or terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Purchaser to enter into any Purchaser Acquisition Agreement with respect to any Purchaser Superior Proposal), but in each of the cases set forth in this clause
(y), only at a time that is after the second business day following the Company's receipt of written notice advising Purchaser that the board of directors of Purchaser has received a Purchaser Superior Proposal, specifying the material terms and conditions of such Purchaser Superior Proposal and identifying the person making such Purchaser Superior Proposal. For purposes of this Agreement, a "PURCHASER SUPERIOR PROPOSAL" means any bona fide offer or proposal for, or any indication of interest in, any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Purchaser, or the acquisition of any significant equity interest in, or a substantial portion of the assets of Purchaser which the board of directors of Purchaser determines in its good faith judgment (based on the advice of its advisors) to be more favorable to Purchaser's shareholders than the Merger (taking into account all factors relating to such proposed transaction deemed relevant by the board of directors of Purchaser, including, without limitation, the financing thereof and all other conditions thereto).

         (c)   In addition to the obligations of Purchaser set forth in this
Section 6.10, Purchaser shall promptly notify the Company in writing after receipt of any Purchaser Acquisition Proposal or any request for information relating to Purchaser by any Person that may be considering making, or has made, a Purchaser Acquisition Proposal, which notification shall describe the material terms and conditions of such request or Purchaser Acquisition Proposal and the identity of the person making such request or Purchaser Acquisition Proposal.

         (d) Notwithstanding the covenants contained in this Section 6.10, Purchaser may furnish information concerning its business to a third party making an unsolicited Purchaser Acquisition Proposal and enter into discussions, negotiations or agreements with such third party if Purchaser concludes after due consideration, which shall include consultation with legal counsel and other advisors, that an applicable fiduciary duty of any of Purchaser's directors or officers require such actions.

         6.11. TAKEOVER STATUTES. If any Takeover Statute is or may become applicable to the Merger, Purchaser and the members of its board of directors will grant such approvals, and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated hereby.

         6.12. SCHEDULES. Any Schedule required to be supplied by Purchaser pursuant to this Agreement shall be completed and delivered to the Company on or prior to Friday, October 20, 2000.

                                  ARTICLE VII.
                        CONDITIONS TO THE INITIAL CLOSING

         7.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO CONSUMMATE THE INITIAL CLOSING. The respective obligations of each party to effect the purchase and sale of the Initial Company Shares shall be subject to the fulfillment or waiver at or prior to the Initial Closing (or such other date as provided below) of the following conditions:

         (A) DUE DILIGENCE. Purchaser and Seller shall have each completed a full legal and business due diligence examination of the other, the results of which shall be satisfactory to Purchaser and Seller in their respective sole discretion.

         (B) TERMINATION AGREEMENTS. The Asset Purchase Agreement and the nMortgage Merger Agreement shall each have been terminated by the respective parties thereto.

         (C) NO INJUNCTION OR ACTION. There shall have been no material legal or governmental proceedings seeking to restrain, enjoin or otherwise prohibit, nor shall any court or governmental authority of competent jurisdiction have issued any order, statute, rule, regulation, executive order, stay, decree, judgment or injunction which restrains, enjoins, or prohibits or prevents the consummation of the purchase and sale of the Initial Company Shares or the Merger which has not been vacated, dismissed or withdrawn prior to the Effective Time. The Company and Purchaser shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Initial Closing.

         (D) GOVERNMENTAL CONSENTS. Purchaser and the Company shall have obtained or, to the satisfaction of Purchaser and the Company, obviated the need to obtain all consents, approvals or waivers from governmental bodies or agencies, regulatory authorities (including the gaming authorities of Nevada and other applicable jurisdictions) and third parties, necessary for the consummation of the purchase and sale of the Initial Company Shares as contemplated by this Agreement

         (E) REQUIRED CONSENTS. Any required Consents of any person to the purchase and sale of the Initial Company Shares as contemplated hereby shall have been obtained and be in full force and effect, except for those the failure of which to obtain will not have a Material Company Adverse Effect or a Purchaser Material Adverse Effect.

         (F) BLUE SKY. Purchaser shall have received all state securities law authorizations necessary to consummate the purchase and sale of the Initial Company Shares transactions contemplated hereby.

         7.2. CONDITIONS TO OBLIGATIONS OF THE COMPANY TO CONSUMMATE THE INITIAL CLOSING. The obligation of the Company to consummate the purchase and sale of the Initial Company Shares as contemplated by this Agreement shall be subject to the satisfaction of the following conditions at or prior to the Initial Closing (or such other date as provided below), any one or more of which may be waive by the Company:

         (A) PURCHASER REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser set forth in Article IV hereof shall be true and correct at and as of the Initial Closing Date as though then made and as though the Initial Closing Date had been substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures by Purchaser of discoveries, events or occurrences arising on or after the date hereof, except that any such representation or warranty made as of a specified date (other the date hereof) shall only need have been true on and as of that date). For purposes of this Section 7.2(a), the Schedules referred to in Article IV shall mean the Schedules as amended to the Initial Closing Date; provided, however, that any such amendment shall not be deemed to be a Purchaser Material Adverse Effect.

         (B) PERFORMANCE BY PURCHASER. Purchaser shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by Purchaser at or prior to the Initial Closing Date.

         (C) NO MATERIAL ADVERSE CHANGE. There shall not have occurred after the date hereof any event that would be reasonably likely to have a Purchaser Material Adverse Effect or a material adverse effect on the business, assets, condition (financial or otherwise), liabilities or the results of operations of the Surviving Corporation and its subsidiaries taken as a whole ("SURVIVING CORPORATION MATERIAL ADVERSE EFFECT").

         (D) CERTIFICATES AND OTHER DELIVERIES. Purchaser shall have delivered, or caused to be delivered, the following to the Company:

               (i) a certificate executed on its behalf by its President or another authorized officer to the effect that the conditions set forth in Sections 7.2(a) and (b) hereof have been satisfied;

               (ii) a certificate of Good Standing from the Secretary of State of the State of Minnesota stating that Purchaser is a validly existing corporation in good standing;

               (iii) duly adopted resolutions of the Board of Directors of Purchaser and the Board of Directors and the shareholder of Merger Sub approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, each certified by its respective Secretary;

               (iv) certified copies of the articles of incorporation and bylaws of Purchaser;

               (v) all other documents, instruments and writings required to be delivered at or prior to the Initial Closing Date pursuant to this Agreement or otherwise reasonably requested by the Company in connection herewith.

         7.3. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate the purchase and sale of the Initial Company Shares as contemplated by this Agreement shall be subject to the satisfaction of the following conditions at or prior to the Initial Closing (or such other date as provided below), any one or more of which may be waive by Purchaser:

         (A) COMPANY REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in Article III hereof shall be true and correct at and as of the Initial Closing Date as though then made and as though the Initial Closing Date had been substituted for the date of this Agreement throughout such representations and warranties and the Schedules referred to in
Article III (without taking into account any disclosures by the Company of discoveries, events or occurrences arising on or after the date hereof, except that any such representation or warranty made as of a specified date (other the date hereof) shall only need have been true on and as of that date). For purposes of this Section 7.3(a), the Schedules referred to in Article III shall mean the Schedules as amended to the Initial Closing Date; provided, however, that any such amendment shall not be deemed to be a Company Material Adverse Effect.

         (B) PERFORMANCE BY THE COMPANY. The Company shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by the Company at or prior to the same.

         (C) NO MATERIAL ADVERSE CHANGE. There shall not have occurred after the date hereof any event that would be reasonably likely to have a Company Material Adverse Effect or a Surviving Corporation Material Adverse Effect.

         (D) CERTIFICATES AND OTHER DELIVERIES. The Company shall have delivered or caused to be delivered, the following to Purchaser:

               (i) a certificate executed on its behalf by its President or another duly authorized officer to the effect that the conditions set forth in Sections 7.3 (a) and (b) hereof have been satisfied;

               (ii) a certificate of good standing from the Secretary of State of the State of Delaware, stating that the Company is a validly existing corporation in good standing;

               (iii) duly adopted resolutions of the board of directors and the stockholders of the Company approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by the Secretary of the Company;

               (v) certified copies of the articles of incorporation and bylaws of the Company; and

               (vi) all other documents, instruments and writings required to be delivered at or prior to the Initial Closing Date pursuant to this Agreement or otherwise reasonably requested by Purchaser in connection herewith.


                                  ARTICLE VIII.
                            CONDITIONS TO THE CLOSING

         8.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO CONSUMMATE THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

         (A) PURCHASER SHAREHOLDER APPROVAL. The Purchaser Proposal shall have been approved at or prior to the Effective Time by the requisite vote of the shareholders of Purchaser.

         (B) NO INJUNCTION OR ACTION. There shall have been no material legal or governmental proceedings seeking to restrain, enjoin or otherwise prohibit, nor shall any court or governmental authority of competent jurisdiction have issued any order, statute, rule, regulation, executive order, stay, decree, judgment or injunction which restrains, enjoins, or prohibits or prevents the consummation of the Merger which has not been vacated, dismissed or withdrawn prior to the Effective Time. The Company and Purchaser shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Time.

         (C) GOVERNMENTAL CONSENTS. Purchaser and the Company shall have obtained or, to the satisfaction of Purchaser and the Company, obviated the need to obtain all consents, approvals or waivers from governmental bodies or agencies, regulatory authorities (including the gaming authorities of Nevada and other applicable jurisdictions) and third parties, necessary for the consummation of the Merger as contemplated by this Agreement.

         (D) SCHEDULES. Purchaser and the Company shall have each completed and delivered the Schedules required to be completed and delivered by such parties on or prior to October 20, 2000, and the Schedules to be delivered by each of Purchaser and the Company shall be in a form acceptable to the other party.

         (E) REQUIRED CONSENTS. Any required Consents of any person to the Merger or the transactions contemplated hereby shall have been obtained and be in full force and effect, except for those the failure of which to obtain will not have a Surviving Corporation Material Adverse Effect or a Purchaser Material Adverse Effect.

         8.2. CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Merger shall be subject to the satisfaction of the following conditions on or before Closing Date (or such other date as provided below), any one or more of which may be waive by Purchaser:

         (A) PURCHASER REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser set forth in Article IV hereof shall be true and correct at and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures by Purchaser of discoveries, events or occurrences arising on or after the date hereof, except that any such representation or warranty made as of a specified date (other the date hereof) shall only need have been true on and as of that date). For purposes of this Section 8.2(a), the Schedules referred to in Article IV shall mean the Schedules as amended to the Closing Date; provided, however, that any such amendment shall not be deemed to be a Purchaser Material Adverse Effect.

         (B) PERFORMANCE BY PURCHASER. Purchaser shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by Purchaser at or prior to the Closing Date.

         (C) NO MATERIAL ADVERSE CHANGE. There shall not have occurred after the date hereof any event that would be reasonably likely to have a Purchaser Material Adverse Effect or a Surviving Corporation Material Adverse Effect.

         (D) INTERIM FINANCING. Purchaser shall have obtained net proceeds of at least Two Million Dollars ($2,000,000) pursuant to equity or debt financing (or a combination thereof) at or prior to the Closing Date (the "INTERIM FINANCING").

         (E) CERTIFICATES AND OTHER DELIVERIES. Purchaser shall have delivered, or caused to be delivered, the following to the Company:

               (i) a certificate executed on its behalf by its President or another authorized officer to the effect that the conditions set forth in Sections 8.2(a) and (b) hereof have been satisfied;

               (ii) a certificate of Good Standing from the Secretary of State of the State of Minnesota stating that Purchaser is a validly existing corporation in good standing;

               (iii) a certificate of good standing from the Secretary of State of Minnesota stating that Merger Sub is a validly existing corporation in good standing;

               (iv) duly adopted resolutions of the Board of Directors of Purchaser and the Board of Directors and the shareholder of Merger Sub approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, and of Purchaser's shareholders approving the Purchaser Proposal, each certified by its respective Secretary;

               (v) certified copies of the articles of incorporation and bylaws of Purchaser; and

               (vi) all other documents, instruments and writings required to be delivered at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably requested by the Company in connection herewith.

         8.3. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate the Merger shall be subject to the satisfaction of the following conditions on or before Closing Date, any one or more of which may be waive by Purchaser:

         (A) COMPANY REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in Article III hereof shall be true and correct at and as of the Closing Date as though then made and as though the Closing Date had been substituted for the date of this Agreement throughout such representations and warranties and the Schedules referred to in Article III (without taking into account any disclosures by the Company of discoveries, events or occurrences arising on or after the date hereof, except that any such representation or warranty made as of a specified date (other the date hereof) shall only need have been true on and as of that date). For purposes of this Section 8.3(a), the Schedules referred to in Article III shall mean the Schedules as amended to the Closing Date; provided, however, that any such amendment shall not be deemed to be a Company Material Adverse Effect.

         (B) PERFORMANCE BY THE COMPANY. The Company shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by the Company at or prior to the same. There shall not have occurred after the date hereof any event that would be reasonably likely to have a Company Material Adverse Effect or a Surviving Corporation Material Adverse Effect.

         (C) NO MATERIAL ADVERSE CHANGE. There shall not have occurred after the date hereof any event that would be reasonably likely to have a Company Material Adverse Effect or a Surviving Corporation Material Adverse Effect.

         (D) CERTIFICATES AND OTHER DELIVERIES. The Company shall have delivered or caused to be delivered, to Purchaser:

               (i) a certificate executed on its behalf by its President or another duly authorized officer to the effect that the conditions set forth in Sections 8.3 (a) and (b) hereof have been satisfied;

               (ii) a certificate of good standing from the Secretary of State of the State of Delaware, stating that the Company is a validly existing corporation in good standing;

               (iii) duly adopted resolutions of the board of directors and the stockholders of the Company approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by the Secretary of the Company;

               (v) certified copies of the articles of incorporation and bylaws of the Company; and

               (vi) all other documents, instruments and writings required to be delivered at or prior to the Closing Date pursuant to this Agreement or otherwise reasonably requested by Purchaser in connection herewith.


                                   ARTICLE IX.
                           TERMINATION AND ABANDONMENT

         9.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the shareholders of Purchaser described herein;

         (a)   by mutual written consent of Purchaser and the Company;

         (b)   by either Purchaser or the Company if:

               (i) the Merger shall not have been consummated on or prior to March 31, 2001 (unless such date is extended by the mutual agreement of each of the parties hereto), provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

               (ii)   the approval of Purchaser's shareholders required by
         Section 8.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof; or

               (iii) any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

         (c) by Purchaser if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform is incapable of being cured or has not been cured within 20 days after the giving of written notice to the Company;

         (d) by Purchaser if (i) the board of directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Purchaser its approval of the Merger or the other transactions contemplated hereby, or failed to reconfirm its recommendation within 15 business days after a written request to do so, or approved or recommended any Company Takeover Proposal, or (ii) the board of directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions;

         (e) by Purchaser in accordance with Section 6.10(b) hereof, provided that it complies with applicable requirements relating to the payment (including the timing of any payment) of the Company Termination Fee (as defined below).

         (f) by the Company if Purchaser shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform is incapable of being cured or has not been cured within 20 days after the giving of written notice to Purchaser;

         (g) by the Company if (i) the board of directors of Purchaser or any committee thereof shall have withdrawn or modified in a manner adverse to the Company its approval or recommendation of the Purchaser Proposal, or failed to reconfirm its recommendation within 15 business days after a written request to do so, or approved or recommended any Purchaser Takeover Proposal, or (ii) the board of directors of Purchaser or any committee thereof shall have resolved to take any of the foregoing actions; or

         (h) by the Company in accordance with Section 5.8(b) hereof, provided that it complies with applicable requirements relating to the payment (including the timing of any payment) of the Company Termination Fee (as defined below).

         The party desiring to terminate this Agreement pursuant to the preceding paragraphs shall give written notice of such termination to the other party in accordance with Section 10.5 hereof.

         9.2.  EFFECT OF TERMINATION AND ABANDONMENT.

         (a) In the event of the termination of this Agreement and the abandonment of the Merger pursuant to this Article IX, this Agreement (other than Sections 9.2, 10.1, 10.3, 10.5, 10.6, 10.7, 10.8, 10.10, 10.11, 10.12,
10.13, 10.14 and 10.15 hereof) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives); provided, however, that no such termination shall relieve any party hereto from any liability for any breach of this Agreement prior to termination. If this Agreement is terminated as provided herein, each party shall use its reasonable best efforts to redeliver all documents, work papers and other material (including any copies thereof) of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same.

         (b) In the event that a bona fide Company Acquisition Proposal shall have been made known to the Company or has been made directly to its stockholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make a bona fide Company Acquisition Proposal and such Company Acquisition Proposal or announced intention shall not have been withdrawn and thereafter this Agreement is terminated (x) by the Company pursuant to Section 9.1(h) hereof or (y) by Purchaser pursuant to Section 9.1(d) hereof, then the Company shall promptly, but in no event later than two days after the date of such termination, pay Purchaser an amount equal all reasonable out-of-pocket charges and expenses incurred by Purchaser in connection with this Agreement and the transactions contemplated hereby in an amount not to exceed Three Hundred and Fifty Thousand Dollars ($350,000) (the "COMPANY TERMINATION FEE") payable by wire transfer of same day funds. The Company acknowledges that the agreements contained in this Section 9.2(b) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Purchaser would not enter into this Agreement. Notwithstanding the foregoing, no fee or expense reimbursement shall be paid pursuant to this Section 9.2(b) if Purchaser shall be in material breach of its obligations hereunder.

         (c) In the event that a bona fide Purchaser Acquisition Proposal shall have been made known to Purchaser or has been made directly to its shareholders generally or any Person shall have publicly announced an intention (whether or not conditional) to make a bona fide Purchaser Acquisition Proposal and such Purchaser Acquisition Proposal or announced intention shall not have been withdrawn and thereafter this Agreement is terminated (x) by the Purchaser pursuant to Section 9.1(f) hereof or (y) by the Company pursuant to Section 9.1(g) hereof, then Purchaser shall promptly, but in no event later than two days after the date of such termination, pay the Company an amount equal to all reasonable out-of-pocket charges and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby in an amount not to exceed Three

Hundred and Fifty Thousand Dollars ($350,000) (the "PURCHASER TERMINATION FEE") payable by wire transfer of same day funds. Purchaser acknowledges that the agreements contained in this Section 9.2(c) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Company would not enter into the Agreement. Notwithstanding the foregoing, no fee shall be paid pursuant to this Section 9.2(c) if the Company shall be in material breach of its obligations hereunder.


                                   ARTICLE X.

                                  MISCELLANEOUS

         10.1. CONFIDENTIALITY. Unless (i) otherwise expressly provided in this Agreement, (ii) required by applicable Law or any listing agreement with, or the rules and regulations of, any applicable securities exchange or the NASD, (iii) necessary to secure any required Consents as to which the other party has been advised or (iv) consented to in writing by Purchaser and the Company, any information or documents furnished in connection herewith shall be kept strictly confidential by the parties hereto and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party regarding the nature and extent of the disclosure. Nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by applicable Law. To the extent required by such disclosure obligations, Purchaser, after consultation with the other party, may file with the SEC a Report on Form 8-K pursuant to the Securities Exchange Act with respect to the Merger, which report may include, among other things, financial statements and pro forma financial information with respect to the other party. In connection with any filing with the SEC of a registration statement or amendment thereto under the Securities Act, Purchaser, after consultation with the other party, may include a prospectus containing any information required to be included therein with respect to the Merger, including, but not limited to, financial statements and pro forma financial information with respect to the other party, and thereafter distribute said prospectus. The parties hereto shall cooperate with each other and provide such information and documents as may be required in connection with any such filings. In the event the Merger is not consummated, each party shall return to the other any documents furnished by the other and all copies thereof any of them may have made and will hold in absolute confidence any information obtained from the other party except to the extent (i) such party is required to disclose such information by Law or such disclosure is necessary or desirable in connection with the pursuit or defense of a claim, (ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure or (iii) such information becomes generally available to the public other than by breach of this Section
10.1. Prior to any disclosure of information pursuant to the exception in clause
(i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the name in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

         10.2. AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a written agreement among all of the parties hereto.

         10.3. WAIVER OF COMPLIANCE; CONSENTS. Any failure of the Company on the one hand, or Purchaser and Merger Sub on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Purchaser on the one hand, or the Company on the other hand, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this
Section 10.3.

         10.4. SURVIVAL. The respective representations, warranties, covenants and agreements of the parties hereto contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement, notwithstanding any investigation made or information obtained by the other party, but shall terminate at the Effective Time, except for those contained in Sections 2.4, 2.5, 2.6, 5.1(a)(F), 6.2(a)(B) and (F) and 10.1 hereof delivered pursuant to Sections 8.3 (e) hereof, which shall survive beyond the Effective Time.

         10.5. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (i)    if to the Company, to:

                      Xertain, Inc.
                      333 Orville Wright Court
                      Las Vegas, NV  89119
                      Attention: Roland Thomas, CEO
                      Telecopy: (702) 614-7114

                      with a copy to:

                      Johnson, Hamliton, Quigley, Twait & Foley, PLC W1450 First National Bank Building
                      St. Paul, MN  55101
                      Attention: Kevin Quigley
                      Telecopy: (651) 602-9976

                      and

               (ii)   if to Purchaser and/or Merger Sub, to:
                      4725 Aircenter Circle
                      Reno, Nevada 89502
                      Attention: Chief Executive Officer
                      Telecopy: (775) 823-3030
                      with copies to:
                      Maslon Edelman Borman & Brand, LLP
                      3300 Norwest Center
                      90 South Seventh Street
                      Minneapolis, Minnesota 55402-4140
                      Attention: Douglas T. Holod
                      Telecopy: (612) 672-8397

         10.6. BINDING EFFECT; ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other parties hereto.

         10.7. EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, subject to the rights of Purchaser contemplated under Section 9.2(b) hereof and the Company under Section 9.2(c) hereof.

         10.8. GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of the State of Minnesota.

         10.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which together be deemed an original, but all of which together shall constitute one and the same instrument.

         10.10. INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity, (ii) unless otherwise specified herein, the term "AFFILIATE," with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person and (iii) the term "SUBSIDIARY" of any specified person shall mean any corporation 50 percent or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity 50 percent or more of the total equity interest of which, is directly or indirectly owned by such specified person.

         10.11. ENTIRE AGREEMENT. This Agreement and the documents or instruments referred to herein including, but not limited to, the Exhibits and Schedules attached hereto, which Exhibits and Schedules are incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

         10.12. SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

         10.13. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United states or any state having jurisdiction., this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

         10.14. THIRD PARTIES. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any that is not a party hereto or thereto or a successor or permitted assign of such a party.

         10.15. SCHEDULES. The Company and Purchaser acknowledge that the Schedules attached hereto and referred to herein (i) relate to certain matters concerning the disclosures required and transactions contemplated by this Agreement, (ii) are qualified in their entirety by reference to specific provisions of this Agreement, and (iii) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to the Company or Purchaser, as the case may be, except to the extent required by this Agreement.

         IN WITNESS WHEREOF, Purchaser, Merger Sub and the Company have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first above written.


                                 INNOVATIVE GAMING CORPORATION OF AMERICA



                                 By: /s/ Ronald A. Johnson
                                    -----------------------------------------
                                 Name:    Ronald A. Johnson
                                       --------------------------------------
                                 Title:   CEO
                                       --------------------------------------


                                 IGCA ACQUISITION CORP.:



                                 By: /s/ Ronald A. Johnson
                                    -----------------------------------------
                                 Name:    Ronald A. Johnson
                                       --------------------------------------
                                 Title:   CEO
                                       --------------------------------------


                                 XERTAIN, INC.:



                                 By: /s/ Roland M. Thomas
                                    -----------------------------------------
                                 Name:    Roland M. Thomas
                                       --------------------------------------
                                 Title:   Chairman & CEO
                                        -------------------------------------

                                 AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER

         This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "AMENDMENT"), is made and entered into as of this 20th day of December, 2000, by and among XERTAIN, INC., a Delaware corporation (the "COMPANY"), INNOVATIVE GAMING CORPORATION OF AMERICA, a Minnesota corporation ("PURCHASER"), and IGCA ACQUISITION CORP., a Minnesota corporation and wholly owned subsidiary of Purchaser ("MERGER SUB").

                               W I T N E S S E T H

         WHEREAS, the parties hereto have entered into the certain Agreement and Plan of Merger, dated as of October 12, 2000 (the "AGREEMENT"), pursuant to which the Company will be merged, subject to the terms and conditions contained in the Agreement, with and into Merger Sub in accordance with the laws of the States of Minnesota and Delaware;

         WHEREAS, pursuant to the terms of the Agreement, the parties hereto consummated an Initial Closing at which the Company issued to Merger Sub 1,560,619 shares of the Company's common stock, $.01 par value per share (the "INITIAL COMPANY SHARES"), in exchange for Purchaser's issuance to the Company of 1,739,792 shares of Purchaser common stock, $.01 par value per share (the "INITIAL IGCA SHARES"), which Initial Company Shares and Initial IGCA Shares represent 14.9% of the issued and outstanding shares of common stock of each entity after giving effect to such issuances;

         WHEREAS, in order to comply with certain regulatory agency regulations, IGCA and the Company have agreed that (i) IGCA shall repurchase certain of the Initial IGCA Shares and the Company shall repurchase certain of the Initial Company Shares such that after such repurchases, the Initial IGCA Shares and Initial Company Shares which remain outstanding shall represent 9.9% of the issued and outstanding shares of common stock of IGCA and the Company, respectively, and (ii) the Merger Consideration (as such term is defined in the Agreement) shall be adjusted as provided herein; and

         WHEREAS, the parties hereto have agreed to amend certain of the provisions of the Agreement in accordance with Section 10.2 thereof.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby amend the Agreement as follows:

                                    ARTICLE I

          REPURCHASE OF INITIAL COMPANY SHARES AND INITIAL IGCA SHARES

         1.1 REPURCHASE OF IGCA SHARES. The parties hereby agree that Purchaser shall repurchase from the Company 647,972 of the Initial IGCA Shares (the "REPURCHASED IGCA SHARES") in exchange for the consideration provided in
Section 1.2 hereof on the Closing Date.

         1.2 CONSIDERATION. As full payment for the Repurchased IGCA Shares to be repurchased by Purchaser pursuant to the terms and conditions hereof, Merger Sub shall deliver to the Company and the Company shall repurchase from Purchaser 581,241 of the Initial Company Shares (the "REPURCHASED COMPANY SHARES").

         1.3 CLOSING. The closing of the transactions contemplated hereby shall occur on the date hereof at the offices of Maslon Edelman Borman & Brand, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota or at such time, date and place as the parties hereto may mutually agree (the "CLOSING DATE"). On the Closing Date (i) Merger Sub shall deliver to the Company or its authorized representative the certificate representing the Initial Company Shares, which shall be duly endorsed for transfer, and (ii) the Company shall deliver to Merger Sub or its authorized representative a certificate representing the such number of shares of the Company's common stock equal to the Initial Company Shares less the Repurchased Company Shares. Upon Merger Sub's receipt of such certificate, Purchaser shall promptly cause its transfer agent to issue to the Company a certificate representing the number of shares of Purchaser's common stock equal to the Initial IGCA Shares less the IGCA Repurchase Shares.

                                   ARTICLE II

                  AMENDMENT TO SECTION 2.3(A) OF THE AGREEMENT

         Section 2.3(a) of the Agreement is hereby amended in its entirety and replaced with the provision set forth below:

               "(a)   Subject to the provisions of this Agreement and with the
         exception of the Initial Company Shares, which Initial Company Shares shall be cancelled as of the Effective Time and with respect to which no Merger Consideration (as defined below) shall be payable, all of the issued and outstanding shares (such shares, exclusive of such Initial Company Shares as the "COMPANY SHARES") of the capital stock of the Company (the "COMPANY CAPITAL STOCK") (as more specifically described in Section 3.6), as of the Effective Time shall be converted into the right to receive, and there shall be paid and issued as hereinafter provided, in exchange for the Company Shares, 7,038,181 shares of Purchaser Stock (the "MERGER CONSIDERATION"), which Merger Consideration shall be adjusted as provided in Section 2.3(b) below."

                                   ARTICLE III

                                  MISCELLANEOUS

         3.1 ENTIRE AGREEMENT. This Amendment, the Agreement and the documents or instruments referred to in the Agreement including, but not limited to, the Exhibits and Schedules attached thereto, which Exhibits and Schedules are incorporated therein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein or in the Agreement. This Amendment supersedes all prior agreements and the understandings between the parties with respect to the subject matter contained herein.

         3.2 DEFINED TERMS. Except as otherwise expressly provided, or unless the context otherwise requires, all capitalized terms used herein have the meanings ascribed to them in the Agreement. The term "Initial Company Shares", as used in Sections 2 through 10 of the Agreement, shall hereafter have the meaning ascribed to such defined term in the Amendment.

         3.3 COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same document.

         3.4 RATIFICATION AND REAFFIRMATION OF AGREEMENT. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.


            [The Remainder of This Page Is Intentionally Left Blank.]

         IN WITNESS WHEREOF, Purchaser, Merger Sub and the Company have caused this Agreement to be signed and delivered by their respective duly authorized officers as of the date first above written.


                         INNOVATIVE GAMING CORPORATION OF AMERICA:



                         By:     /s/ Roland M. Thomas
                            -------------------------------------------
                         Name: Roland M. Thomas
                         Title: Chief Executive Officer


                         IGCA ACQUISITION CORP.:



                         By:     /s/ Roland M. Thomas
                            --------------------------------------------
                         Name: Roland M. Thomas
                         Title: Chief Executive Officer


                         XERTAIN, INC.:



                         By:     /s/ Roland M. Thomas
                            --------------------------------------------
                         Name: Roland M. Thomas
                         Title: Chief Executive Officer

                          INNOVATIVE GAMING CORPORATION
                                   OF AMERICA
                         SPECIAL MEETING OF STOCKHOLDERS

                               [           ], 2001
                                    9:00 A.M.

                            333 ORVILLE WRIGHT COURT
                             LAS VEGAS, NEVADA 89119

        INNOVATIVE GAMING CORPORATION OF AMERICA
        333 ORVILLE WRIGHT COURT, LAS VEGAS, NEVADA 89119

                                      PROXY

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL
        MEETING ON [         ], 2001

        The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

        IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

        The undersigned, a shareholder of Innovative Gaming Corporation of America, Inc., hereby appoints _____________ and _____________, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Special Meeting of Shareholders of Innovative Gaming Corporation of America, Inc. to be held at 333 Orville Wright
        Court, Las Vegas, at 9:00 a.m. on [      ], 2001, and at any and all
        adjournments thereof, with all the powers which the undersigned would possess if personally present. The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Special Meeting of Shareholders.


                  See reverse for voting instructions.


                               Please detach here

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

    (1) Adoption of Merger Agreement:   [  ] For    [  ] Against    [  ] Abstain

    (2) Upon such other Business as may properly come before the meeting or any adjournments thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
    Address Change? Mark Box [  ]
    Indicate changes below:


                                        _______________________________________
                                        Date:    _____________________, 2001

    Signature(s) in Box
    Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.